As filed with the Securities and Exchange Commission on July 18, 2013
                        Registration No._______________
 ==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HINTO ENERGY, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           WYOMING                          1311                  84-1384961
------------------------------  ---------------------------- -------------------
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

         7609 Ralston Road, Arvada, Colorado 80002/ Phone (303)647-4850
      --------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

       George Harris, Chief Executive Officer and Chief Financial Officer
      --------------------------------------------------------------------
         7609 Ralston Road, Arvada, Colorado 80002/ Phone (303)647-4850
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
   7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

--------------------------- --------  ------------------------------ -----------
Large accelerated filer       [___]   Accelerated filer                  [___]
--------------------------- --------  ------------------------------ -----------
Non-accelerated filer         [___]   Smaller reporting company          [_X_]
(Do not check if a smaller
 reporting company)
--------------------------- --------  ------------------------------ -----------

                                            CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED MAXIMUM          AMOUNT OF
  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM          AGGREGATE OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SHARE           PRICE(1)                 FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common Stock by Selling           4,803,884               $0.92                  $4,419,573.28            $602.83(2)
Shareholders
----------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) The Registration Fee of $602.83 was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the closing price of the common stock on July 15, 2013 as reported on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             (SUBJECT TO COMPLETION)
                                   PROSPECTUS

                               HINTO ENERGY, INC.
            4,803,884 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS

We are registering:

     (a)  4,803,884 shares listed for sale on behalf of selling shareholders;

We will NOT receive any proceeds from sales of shares by selling shareholders.

Our Selling Shareholders plan to sell common shares at such prices as the market may dictate from time to time. There is a limited trading market for the common stock and our pricing is based on a 5-day average of the closing bid on July 15, 2013 and has no relating to,liquidation value, earnings or dividends. We have set the initial fixed prices as follows:
                                                                  PER SHARE/
                           TITLE                                EXERCISE PRICE
------------------------------------------------------------- ------------------
4,803,884 shares of Common Stock previously registered               $0.92

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is presently quoted on the OTC Bulletin Board under the symbol "HENI." On July 16, 2013, the last reported bid price of our common stock on the OTC Bulletin Board was $0.92 per share (rounded to the nearest penny). Our common stock having been recently listed has a limited trading history. See "DESCRIPTION OF COMMON STOCK--Common Stock." These prices will fluctuate based on the demand for the shares of our common stock and other factors.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders or from the shares underlying the convertible promissory note. (See "Description of Securities - Shares").

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this Prospectus is July 17, 2013.

                                                             TABLE OF CONTENTS

=========================================== ================================================================ =============
PART I -  INFORMATION REQUIRED IN                                                                              Page No.
PROSPECTUS
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 1.                                      Front of  Registration  Statement  and Outside Front Cover Page
                                             of Prospectus
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 2.                                      Prospectus Cover Page                                                 1
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 3.                                      Prospectus  Summary  Information,  Risk  Factors  and  Ratio of       4
                                             Earnings to Fixed Charges
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 4.                                      Use of Proceeds                                                      15
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 5.                                      Determination of Offering Price                                      15
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 6.                                      Dilution                                                             16
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 7.                                      Selling Security Holders                                             16
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 8.                                      Plan of Distribution                                                 18
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 9.                                      Description of Securities                                            18
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 10.                                     Interest of Named Experts and Counsel                                19
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 11.                                     Information with Respect to the Registrant                           19
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             a. Description of Business                                           19
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             b. Description of Property                                           30
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             c. Legal Proceedings                                                 35
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             d. Market for Common Equity and Related Stockholder Matters          35
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             e. Financial Statements                                              36
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             f. Selected Financial Data                                           37
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             g. Supplementary Financial Information                               37
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             h. Management's  Discussion and Analysis of Financial Condition      37
                                                and Results of Operations
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             i. Changes In and Disagreements  With Accountants on Accounting      42
                                                and Financial Disclosure
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             j. Quantitative and Qualitative Disclosures About Market Risk        42
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             k. Directors and Executive Officers                                  43
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             l. Executive and Directors Compensation                              45
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             m. Security Ownership of Certain Beneficial Owners and               50
                                                Management
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             n. Certain Relationships, Related Transactions, Promoters And        51
                                                Control Persons
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 11 A.                                   Material Changes                                                     54
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 12.                                     Incorporation of Certain Information by Reference                    54
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 12 A.                                   Disclosure  of  Commission   Position  on  Indemnification  for      56
                                             Securities Act Liabilities
-------------------------------------------- ---------------------------------------------------------------- -------------
PART II - INFORMATION NOT REQUIRED IN
PROSPECTUS
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 13.                                     Other Expenses of Issuance and Distribution                          57
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 14.                                     Indemnification of Directors and Officers                            57
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 15.                                     Recent Sales of Unregistered Securities                              58
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 16.                                     Exhibits and Financial Statement Schedules                           60
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 17.                                     Undertakings                                                         62
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             Signatures                                                           63
-------------------------------------------- ---------------------------------------------------------------- -------------

                                      -2-

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
--------------------------------------------------------------------------------

OUR COMPANY

Hinto Energy, Inc. ("We," "Us," "Our") was organized under the laws of the State of Wyoming on February 13, 1997, as Garner Investments, Inc. On August 18, 2011, we amended our Articles of Incorporation to change our name to Hinto Energy, Inc. and to authorize 25,000,000 shares of preferred stock. We were organized to engage in the acquisition, exploration, and if warranted, development of oil and gas prospects in the rocky mountain region.

Prior to January 2012, we had minimal operations that were focused mainly on administrative activities and the identification of potential oil and gas prospects. On January 23, 2012, we acquired 100% of the issued and outstanding common stock of South Uintah Gas Properties, Inc. ("South Uintah") pursuant to the Share Purchase and Exchange Agreement ("the Share Exchange Agreement") entered into on July 27, 2011, at the time South Uintah was our majority shareholder, as discussed below.

On July 11, 2011, prior to entering into the Share Exchange Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Share Exchange Agreement, South Uintah had agreed to return the remaining 2,700,000 shares of common stock to the Company. We have retired such shares to treasury, concurrent with the transaction.

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, we entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. On January 23, 2012, we entered into an Amended Share Exchange and Acquisition Agreement ("the Amended Share Exchange Agreement"). Pursuant to the Amended Share Exchange Agreement, we agreed to issue shares of our restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis. As a result, South Uintah became a wholly-owned subsidiary of the Company.

In addition to the exchange of common stock, we exchanged on a one for one basis the following outstanding equity documents with those of our own. The table below sets forth the equity that was exchanged.

    Type of Equity          South Uintah Balance          To Be Issued By Hinto
------------------------ ------------------------ ---- -------------------------
Common Stock                   11,446,931 shares              11,446,931 shares
Warrants (1)                           6,700,000                      6,700,000
Promissory Note (2)                     $375,000                       $375,000
------------------------
(1) The warrants have exercise prices ranging from $0.50 to $3.00 per share and terms ranging from 2 to 5 years.

(2) The promissory note has a provision to convert into shares of common stock at $0.20 per share. Such shares are not being registered in this Registration Statement.

At the time of the acquisition, George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah. Mr. David Keller, a director of Hinto, was also a shareholder of South Uintah.

The effective date of the acquisition is December 31, 2011, with Hinto being the legal acquirer. However, since Hinto was a public company, which had nominal activity, the acquisition has been treated as a recapitalization of South Uintah. Though Hinto was the legal acquirer in the merger, South Uintah was the accounting acquirer since its shareholders gained control of Hinto. Therefore at the date of the merger the historical financial statements of South Uintah became those of Hinto. As a result, the historical financial statements of South Uintah supersede any prior financial statements of Hinto.

SOUTH UINTAH

South Uintah was incorporated in the State of Colorado in March 2011 and is headquartered in Denver, Colorado. South Uintah has interests in oil and gas properties. South Uintah acquired interests in approximately 5,366 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

The Company intends to strive to be a low cost and effective producer of hydrocarbons and intends to develop the business model and corporate strategy as discussed herein.

The Company's approach to lease acquisition, development and production is founded on the discipline of ONLY acquiring leases in areas of proven production. In most cases the leases that are under consideration have at one time contained producing oil or gas wells and currently have production or shut-in wells that are viable for work over and or re-completion. This managed risk approach greatly reduces the risk normally associated with oil and gas development. There are hundreds of wells in our area of interest that meet these criteria. In many instances, the wells were shut-in during a period of declining oil and gas prices and in most cases are ideal for our business model. Our business model is simple; strict adherence to lease acquisition surrounded by proven production, offering well workovers, re-completion, and enhanced oil recovery opportunities in the known producing formations, with long term production potential at a low cost of development, maintenance, and operation. The Company is NOT an exploration company, per se, rather it seeks leases with discovered oil and gas with current or prior production.

One strategy that is quickly growing in prominence and application with respect to petroleum is to use a development program approach. We describe our development plan approach as a set of techniques utilizing the injection of specific fluids such as: water, steam, natural gas, carbon dioxide, nitrogen, and various chemicals and surfactants intended to increase the amount of oil that can ultimately be extracted from any oil field. Many oil exploration and production companies are using development program approaches to maximize the potential of old oil fields.

Our business operations are in the development, production, and low risk exploration of oil and gas including unconventional natural gas, in the Rocky Mountain region of the continental United States; specifically, in the Rocky Mountain area of Utah, Colorado, Montana and Wyoming.

RECENT PROPERTY ACQUISITIONS

PRIDE VENTURES, LLC AND JAMES WOOLSEY
-------------------------------------

On June 4, 2013, the Company and Pride Ventures, LLC ("Pride") and James Woolsey ("Woolsey") entered into a Purchase and Sale Agreement ("the Pride Purchase and Sale Agreement."). As part of the Pride Purchase and Sale Agreement, the Company acquired all right and title to certain mineral estates in Grand County, Utah. The transaction had a closing date of June 17, 2013.

The mineral estates include 4,435 acres, 9 well bores and space to drill additional wells. In addition, the Company acquired Pride's natural gas gathering system, which interconnects with the Company's existing gathering system, thereby reducing new pipe gathering system construction by several miles. The Company has acquired 100% of the working interests in the estates.

In exchange for such mineral estates, the Company plans to pay a total of $100,000 in a combination of cash and stock, as follows:

     o    $75,000.00 in cash; and

     o $25,000.00 in the form of 50,000 shares of the Company's restricted common stock.

The properties are located in Grand County, Utah in the Greater Cisco area of the Uintah Basin and are located in the vicinity of the Company's existing properties in the Greater Cisco area.

S&L ENERGY, INC.
----------------

On June 14, 2013, the Company and S&L Energy, Inc. ("S&L") entered into a Purchase and Sale Agreement ("S&L Purchase Agreement."). As part of the S&L Purchase Agreement, the Company acquired all right and title to oil and gas leases for a total of 722 gross acres in the Musselshell County, Montana.

The property includes 120 acres for all zones other than the 1st Cat Creek. The 1st Cat Creek formation on the 120 acres was previously acquired from Jake Oil, LLC.

In exchange for such oil and gas leases, the Company plans to pay $101,100 in a combination of cash and stock, as follows:

     o    $65,000.00 in cash; and

     o $36,100.00 payable in restricted common stock valued at $0.58 per share (2/3 of the June 4, 2013 closing price of $0.87) for a total of 62,242 shares.

In addition, the Company has a thirty day option to purchase other oil and gas leases in the Musselshell Field from S&L Energy for a price of $60 per acre.

The properties are located in the Mason Lake field in Central Montana in the Amsden (Alaska Bench) Formation which is late Mississippian to Early Pennsylvanian in age. The Amsden formation is a series of sandstone, shale and limestone, which was deposited under marine conditions in the Paleozoic Era. The Amsden Formation overlays the Tensleep Formation and is above the Heath Formation, traditionally known as the Pennsylvanian Tyler Sand Play area.

JAKE OIL, LLC
-------------

On June 14, 2013, the Company and Jake Oil, LLC ("Jake") entered into a Purchase and Sale Agreement ("the Jake Oil Agreement"). As part of the Jake Oil Agreement, the Company acquired all right and title to oil and gas leases for a total of 559 gross acres in the Unit for the 1st Cat Creek formation in the Musselshell County, Montana.

The property includes 6 wells in a field to be water flooded that needs the wells to be re-worked. Additional drilling may be performed to maximize the oil recovery from the formation. The Company plans to begin production in the third quarter of 2013.

In exchange for such oil and gas leases, the Company plans to pay approximately $25,000 in cash and a 5 percent working interest.

The properties are located in the Mason Lake field in Central Montana in the Amsden (Alaska Bench) Formation which is late Mississippian to Early Pennsylvanian in age. The 1st Cat Creek is at about 4,200 feet and is above the Amsden formation.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

     o    There is a limited market for any securities;
     o    We have minimal revenues or sales; and
     o    We are undercapitalized.

Our executive offices are located at 7609 Ralston Road, Arvada, Colorado 80002 and the telephone number is (303)647-4850.

SUMMARY OF FINANCIAL INFORMATION

The Summary Financial Information presented below is at March 31, 2013.

--------------------------- ----------------------------------------------------
                                                           As at March 31, 2013
--------------------------- ----------------------------------------------------
Total Assets                                                         $1,164,948
--------------------------- ----------------------------------------------------
Current Liabilities                                                  $1,162,182
--------------------------- ----------------------------------------------------
Shareholders' Equity
--------------------------- ----------------------------------------------------

--------------------------- ----------------------------------------------------
                                      For the Three Months Ended March 31, 2013
--------------------------- ----------------------------------------------------
Revenues                                                                $11,631
--------------------------- ----------------------------------------------------
Net Loss at March 31, 2013                                            ($180,164)
--------------------------- ----------------------------------------------------

As of March 31, 2013, the accumulated deficit was $(2,783,986). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We are registering 4,803,884 shares listed for sale on behalf of selling shareholders.

Our common stock, only, will be transferable immediately after the closing of this offering. (See "Description of Securities")

================================================================================
Common shares outstanding before this offering                        20,133,769
--------------------------------------------------------------------------------
Maximum common shares being offered by our existing
 selling shareholders                                                  4,803,884
--------------------------------------------------------------------------------
Maximum common shares outstanding after this offering (1)             20,133,769
--------------------------------------------------------------------------------
(1) Assuming exercise of all $0.50 warrants.

================================================================================

We are authorized to issue 50,000,000 shares of common stock and 25,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 20,133,769 shares of restricted common stock. These shares were issued at a price of $.01 per share for 1,580,000 shares, $0.001 for 11,446,931 shares and $0.50 for 5,106,838 shares and 2,000,000 shares were issued as part of the exercise of our $0.50 Warrants.

The common stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCBB symbol for the Common Stock is "HENI."

                                    GLOSSARY

The following are definitions of terms used in this Memorandum:

     BBL. An abbreviation for the term "barrel" which is a unit of measurement of volume of oil or related petroleum products. One barrel (one bbl) is the equivalent of 42 U.S. gallons or approximately 159 liters.

     BONUS PAYMENT. Usually a one time payment made to a mineral owner as consideration for the execution of an oil and gas lease.

     CASING POINT. That point in time during the drilling of an oil well at which a decision is made to install well casing and to attempt to complete the well as an oil producer.

     COMPLETION. The procedure used in finishing and equipping an oil or gas well for production.

     DELAY RENTAL. Payment made to the lessor under a nonproducing oil and gas lease at the end of each year to continue the lease in force for another year during its primary term.

     DEVELOPMENT WELL. A well drilled to a known producing formation in a previously discovered field, usually offsetting a producing well on the same or an adjacent oil and gas lease.

     EXPLORATORY WELL. A well drilled either (a) in search of a new and as yet undiscovered pool of oil or gas or (b) with the hope of significantly extending the limits of a pool already developed (also known as a "wildcat well").

     FARMIN. An agreement which allows a party earn a full or partial working interest (also known as an "earned working interest") in an oil and gas lease in return for providing exploration or development funds.

     FARMOUT. An agreement whereby the owner of the leasehold or working interest agrees to assign a portion of his interest in certain acreage subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment. Under a farmout, the owner of the leasehold or working interest may retain some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest.

     GROSS ACRE. An acre in which a working interest is owned. The number of gross acres is the total number of acres in which an interest is owned (see "Net Acre" below).

     GROSS WELL. A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

     LANDOWNER ROYALTY. That interest retained by the holder of a mineral interest upon the execution of an oil and gas lease which usually ranges from 1/8 to 1/4 of all gross revenues from oil and gas production unencumbered with an expenses of operation, development or maintenance.

     LEASES. Full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas upon payment of rental, bonus, royalty or any of them. Leases generally are acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

     LEASE PLAY. A term used to describe lease acquisition activity in a prospect or geologically defined area.

     MCF. An abbreviation for "1,000 cubic feet," which is a unit of measurement of volume for natural gas.

     NET WELL OR ACRE. A net well or acre exists when the sum of the fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the factional working interests owned in gross wells or acres expressed as whole number and fractions thereof.

     NET REVENUE INTEREST. The fractional undivided interest in the oil or gas or in the revenues from the sale of oil or gas attributable to a particular working interest after reduction for a proportionate share of landowner's royalty interest and overriding royalty interest.

     OVERRIDING ROYALTY. An interest in the gross revenues or production over and above the landowner's royalty carved out of the working interest and also unencumbered with any expenses of operation, development or maintenance.

     PAYOUT. The point in time when the cumulative total of gross income from the production of oil and gas from a given well (and any proceeds from the sale of such well) equals the cumulative total cost and expenses of acquiring, drilling, completing and operating such well, including tangible and intangible drilling and completion costs.

     PROSPECT. A geological area which is believed to have the potential for oil or gas production.

     PROVED DEVELOPED RESERVES. The reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Such reserves include the reserves which are expected to be produced from the existing completion interval(s) now open for production in existing wells and in addition to those reserves which exist behind the casing (pipe) of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future where the cost of making such oil and gas available for production is relatively small compared to the cost of drilling a new well.

     PROVED UNDEVELOPED RESERVES. Proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for a recompletion. Reserves on undrilled acreage are limited to those drilling tracts offsetting productive units which are reasonable certain of production when drilled. Proved reserves for other undrilled tracts are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     REVERSIONARY INTEREST. The portion of the working interest in an oil and gas lease which will be returned to its former owner when payout occurs or after a predetermined amount of production and income has been produced.

     UNDEVELOPED LEASEHOLD ACREAGE. Leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas.

     WORKING INTEREST. An interest in an oil and gas lease entitling the holder at its expense to conduct drilling and production operations on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner's royalty, any overriding royalties, production costs, taxes and other costs.

                       RISK FACTORS RELATED TO OUR COMPANY

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS HAS AN OPERATING HISTORY OF ONLY A YEAR AND A HALF AND IS UNPROVEN AND THEREFORE RISKY.

We have only very recently begun operations under the business plan discussed herein. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the oil and gas industry, especially in view of the intense competition from existing businesses in the industry.

WE HAVE A LACK OF REVENUE HISTORY AND INVESTORS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE ARE A START-UP COMPANY.

We were formed on February 13, 1997 for the purpose of engaging in any lawful business and have adopted a plan to engage the acquisition, exploration, and if warranted, development of natural resource properties. Prior to the year ended December 31, 2012, we had no revenues in the last five years. During the year ended December 31, 2012, we did recognize revenues of $29,908. We are not profitable and the business effort is considered to be in an early development stage. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and potential exploration participation and could exceed $750,000 in the next twelve months. Such funds are not currently committed, and we have cash of approximately $400,000 as of the date of this Registration Statement on Form S-1.

We will not receive any proceeds from the sale of the common shares held by the Selling Shareholders.

If we find oil and gas reserves to exist on a prospect, we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development. We will not receive proceeds from this offering to conduct such work and, therefore, we will need to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our shareholders and/or reduce our interest in the properties. (See "Use of Proceeds" and "Our Business")

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carryout the business plan in the oil and gas industry. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE CONVERTIBLE DEBT WHICH IS CONVERTIBLE INTO SHARES OF OUR RESTRICTED COMMON STOCK. A CONVERSION OF SUCH DEBT COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At July 1, 2013, we have outstanding convertible notes payable of $575,000. Such notes are due one to three years from the date of issuance and are convertible into shares of our restricted common stock in whole or in part at a conversion price of $1.00 per share. In addition, $75,000 of our convertible promissory notes provide that for every $5.00 principal converted, the holder will receive a warrant to purchase 1 share of common stock at a price of $2.00 per share. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

WE HAVE WARRANTS ISSUED AND OUTSTANDING WHICH ARE CONVERTIBLE INTO OUR COMMON STOCK. A CONVERSION OF SUCH EQUITY INSTRUMENTS COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At July 16, 2013, we have warrants issued and outstanding exercisable into 5,500,000 shares of our common stock at ranges from $0.25 to $3.00 per share. We are not registering warrants held by our officers and directors. The warrants are exercisable in whole or in part. The exercise of the warrants into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

WE WILL DEPEND UPON MANAGEMENT BUT WE WILL HAVE LIMITED PARTICIPATION OF MANAGEMENT.

Our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Consultants may be employed on a part-time basis under a contract to be determined.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors, with the exception of George Harris, Chief Executive Officer and Chief Financial Officer, to our business will be up to 25 hours per week. Mr. Harris devotes up to 40 hours per week. (See "Executive Team") Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

We do not know of any reason other than outside business interests that would prevent them from devoting full-time to our Company, when the business may demand such full-time participation.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See "Conflicts of Interest" at page 44)

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY WYOMING STATUTE.

Wyoming Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO US AND SHAREHOLDERS IS LIMITED

Wyoming Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

                      RISK FACTORS RELATING TO OUR BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

OUR BUSINESS, THE OIL AND GAS BUSINESS HAS NUMEROUS RISKS WHICH COULD RENDER US UNSUCCESSFUL.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the undeveloped acreage farmed out to us or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable. (See "Business and Properties")

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MANAGEMENT.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitor's resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

WE WILL BE SUBJECT TO ALL OF THE MARKET FORCES IN THE ENERGY BUSINESS, MANY OF WHICH COULD POSE A SIGNIFICANT RISK TO OUR OPERATIONS.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Current economic and market conditions have created dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines; the extent and duration may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers. (See "Our Business and Competition, Markets, Regulation and Taxation.")

WE BELIEVE INVESTORS SHOULD CONSIDER CERTAIN NEGATIVE ASPECTS OF OUR OPERATIONS.

     DRY HOLES: We may expend substantial funds acquiring and potentially participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

     TECHNICAL ASSISTANCE: We will find it necessary to employ technical assistance in the operation of our business. As of the date of this Prospectus, we have not contracted for any technical assistance. When we need it such assistance is likely to be available at compensation levels we would be able to pay.

     UNCERTAINTY OF TITLE: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application. We intend to obtain an oil and gas attorney's opinion of valid title before any significant expenditure upon a lease.

     GOVERNMENT REGULATIONS: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

     NATURE OF OUR BUSINESS: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

     GENERAL ECONOMIC AND OTHER CONDITIONS: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

OUR BUSINESS IS SUBJECT TO SIGNIFICANT WEATHER INTERRUPTIONS.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

WE ARE SUBJECT TO SIGNIFICANT OPERATING HAZARDS AND UNINSURED RISK IN THE ENERGY INDUSTRY.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

WE ARE SUBJECT TO FEDERAL INCOME TAX LAWS AND CHANGES THEREIN WHICH COULD ADVERSELY IMPACT US.

Federal income tax laws are of particular significance to the oil and gas industry in which we engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION IN THE ENERGY INDUSTRY WHICH COULD ADVERSELY IMPACT US.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant affect on our operating results.

                        RISK FACTORS RELATED TO OUR STOCK

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. Our securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of six month. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

     o    Variations in our quarterly operating results;
     o Loss of a key relationship or failure to complete significant transactions;
     o    Additions or departures of key personnel; and
     o    Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock, under this Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 10,546,664 shares that are freely tradable. Even an officer and director is registering a portion of his shares for sale under this prospectus.

Unrestricted sales of 4,803,884 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTOR'S INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

THE OFFERING PRICE OF THE SHARES HAS BEEN DETERMINED BY OUR MARKET PRICE.

We have determined the offering price of the shares of common stock we are offering on behalf of our Selling Shareholders based upon the market price of such shares. Such price does not bear any relationship to our assets, income or net worth.

The offering price should NOT be considered an indication of the actual value of the shares or securities. Any market price is subject to change as a result of market conditions and other factors, and no assurance can be given that the shares can ever be resold at the offering price or any market price, if at all.

ITEM 4. USE OF PROCEEDS
-----------------------

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a private placement of shares of our common stock. At this time there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

Our lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan.

The  monies  we  have  raised  thus  far  from  selling  stock  to  our  current
Shareholders is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $25,000.

ITEM 5. DETERMINATION OF OFFERING PRICE
---------------------------------------

The Common Stock is presently thinly traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCBB symbol for the Common Stock is "HENI." The Company's stock began trading on the OTC Bulletin Board on December 31, 2010.

 The offering price of the Common Stock being registered on behalf of the selling shareholders was determined using a 5-day average of the closing market price at the time of this registration. We will not receive any proceeds from the sale of our stock by our selling shareholders.

------------------------------------------ -------------------------------------
                   TITLE                                  PER SECURITY
------------------------------------------ -------------------------------------
               Common Stock                                  $0.92
------------------------------------------ -------------------------------------

ITEM 6. DILUTION
----------------

The following table sets forth with respect to existing shareholders, the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line

                                                          SHARES PURCHASED(1)   TOTAL CONSIDERATION     AVERAGE
                                                          NUMBER   PERCENT (2)   AMOUNT     PERCENT   PRICE/SHARE
                                                                                              (3)
                                                        ------------------------------------------------------------
1) Existing Shareholders                                 15,329,885   76.14%    $1,174,252     32.83%         $0.08

2) Existing Shareholders being registered                 4,803,884   23.86%    $2,401,942     67.16%         $0.50
                                                        ------------           ------------
                         TOTAL                           20,133,769             $3,576,194

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

     (1) Percentage relates to total percentage of shares sold up to such increment.

     (2) Percentage relates to total percentage of capital raised up to such increment.

As at March 31, 2013, the net tangible book value of our stock was $0.0001 per share.

ITEM 7. SELLING SECURITY HOLDERS
--------------------------------

The selling shareholders, including an officer and director, obtained their shares of our stock in the following transactions:

     (a) A private placement from June 27, 2012 through April 1, 2013 for 2,937,266 shares at $0.50 per share;

     (b) Pursuant to Amended Share Exchange Agreement, dated January 23, 2012, the shareholders of South Uintah were issued 11,446,931 shares of common stock on a one for one basis for their shares of South Uintah;

     (c) Professionals have been issued 285,618 shares for services at $0.50 per share.

     (d) Pursuant to a Purchase Agreement, 50,000 shares were issued at $0.50 per share;

     (e) Pursuant to a Settlement Agreement 1,400,000 shares were issued at $0.50 per share.

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below are being registered in this Registration Statement, which include all of the securities outstanding as of date hereof.

-------------------------------------------  ----------------   ------------   ------------ ----------  -----------  ----------
                                              COMMON SHARES                                      %          SHARES        %
                                               HELD BY EACH        COMMON         TOTAL        OWNED        OWNED       OWNED
                                                SHAREHOLDER        SHARES       SHARES TO      BEFORE       AFTER       AFTER
                                                  BEFORE           TO BE            BE        OFFERING     OFFERING    OFFERING
       NAME                                      OFFERING        REGISTERED     REGISTERED       (1)          (2)         (2)
-------------------------------------------  ----------------   ------------   ------------ ----------  -----------  ----------
Arrowhead Consulting, LLC(3, 5)                     660,000         200,000        200,000       3.28%      415,000       2.06%
Bridge Industries, LLC                            1,400,000       1,400,000      1,400,000       6.95%            -           -
Lillian S. Bort Trust UA 2/15/1993,
 Lillian Bort Trustee                                10,000          10,000         10,000       0.05%            -           -
Allice Marie Churchill                               50,000          50,000         50,000       0.25%            -           -
Paul Dickstein                                      374,600         269,600        269,600       1.86%            -           -
Bruce Dodge                                          50,000          50,000         50,000       0.25%            -           -
Barry Dorfman                                       100,000         100,000        100,000       0.50%            -           -
Kenneth & Cheryl Eigsti                              30,000          30,000         30,000       0.15%            -           -
Terry Fox                                            10,000          10,000         10,000       0.05%            -           -
Gem & Eye GP                                         50,000          50,000         50,000       0.25%            -           -
Michael A. Littman (4)                              216,618         216,618        216,618       1.08%            -           -
J. Malcolm Gray Trust UA  (4,6)                     325,000         100,000        100,000       1.61%            -           -
J Malcolm Gray (4,6)                                750,000         750,000        750,000       3.73%            -           -
Midland Custodian, J Malcolm Gray IRA (4,6)         467,000         300,000        300,000       2.32%            -           -
Paul & Cindy Montanarella JT Ten                     50,000          50,000         50,000       0.25%            -           -
Robert Nibbelink                                     60,000          60,000         60,000       0.30%            -           -
Barbara J Pergament                                  20,000          20,000         20,000       0.10%            -           -
Mike J. Rocks                                       220,000         200,000        200,000       1.09%            -           -
Andrew D. Ross                                      100,000          70,000         70,000       0.50%            -           -
Barbara Scrivens                                    806,266         492,666        492,666       4.00%            -           -
Joanna Shea                                          10,000          10,000         10,000       0.05%            -           -
William S. Vann                                     354,511         105,000        105,000       1.76%            -           -
Rick Wilber                                         506,115         200,000        200,000       2.51%            -           -
Jennifer & Mitchell Zatz                             60,000          60,000         60,000       0.30%            -           -
-------------------------------------------  ----------------   ------------   ------------ ----------  -----------  ----------
                                      TOTAL       6,680,110       4,803,884      4,803,884                  415,000       2.06%

*Less than 1%

MATERIAL RELATIONSHIPS

     (1)  Based upon 20,133,769 shares of common stock issued and outstanding.
     (2) Assumes the sale of shares held by the selling shareholder which are part of Registration Statement No. 333-182538.
     (3)  Officer/ Director
     (4)  Greater than 5% shareholder
     (5) The manager of Arrowhead Consulting, LLC is Mr. Gary Herick, an officer and director of the Company.
     (6) Mr. Malcolm Gray directly holds 750,000 shares of common stock and beneficially holds 325,000 shares through the J. Malcolm Trust UA and 467,000 shares through the J. Malcolm Gray IRA.

ITEM 8. PLAN OF DISTRIBUTION
----------------------------

Upon effectiveness of this amendment to the registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9. DESCRIPTION OF SECURITIES
---------------------------------

The securities being registered and/or offered by this Prospectus are common shares.

COMMON STOCK

We are presently authorized to issue fifty million (50,000,000) shares of our common stock. A total of Twenty Million, One Hundred and Thirty-Three Thousand, Seven Hundred and Sixty-Nine (20,133,769) common shares are issued and outstanding.

COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We are authorized to issue twenty-five million (25,000,000) shares of preferred stock. At the time of this filing there are no classes of preferred stock designated, nor are there any preferred shares issued and outstanding.

The Board of Directors will have complete discretion to authorize Series and Classes, and to negotiate and set the rights, privileges, and preferences of the classes and series. Management will have also the discretion, subject to Board of Director approval of how, when, and for what consideration the Preferred Shares may be issued.

WARRANTS

We have a total of 5,500,000 warrants issued and outstanding, which entitle the holder to purchase one Share of Common Stock at an exercise prices ranging from $0.25 to $3.00 per share.

Our officers and directors hold warrants exercisable for 2,700,000 shares with exercise prices ranging from $1.00 to $3.00 per share, which we are not registering as part of this Offering. Of which, warrants exercisable for 1,000,000 shares have an exercise price of $2.00 per share and will expire in July 2016. Such warrants will vest at a rate of 1/3 per year throughout the term of the warrants and will expire 2 years after vesting. Warrants exercisable for 1,100,000 shares have an exercise price of $1.00 per share have a term of 3 years and will expire in July 2014 through November 2014. Warrants exercisable for 600,000 shares have an exercise price of $3.00 per share and have a term of 3 years and will expire from July 2014 through September 2014.

Certain affiliates of the Company hold warrants exercisable of 2,000,000 shares with an exercise price of $2.00 per share and will expire in July 2016, and have a vesting rate of 1/3 per year throughout the term of the warrants and will expire two years after vesting.

In December 2012, the Company issued warrants exercisable for 800,000 shares with exercise prices ranging from $0.25 per share to $1.25 per share and expiring on December 18, 2017.

CONVERTIBLE PROMISSORY NOTES

At July 1, 2013, we have outstanding convertible notes payable of $575,000. Such notes are due three years from the date of issuance and are convertible into shares of our common stock in whole or in part at a conversion price of $1.00 per share. In addition, $75,000 of our convertible notes payable provided that for each $5 of principal converted the holder will receive a warrant to purchase one (1) share of common stock at a price of $2.00 per share.

TRANSFER AGENT

The transfer agent for our securities is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 Phone: 212-509-4000.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL
----------------------------------------------

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT
---------------------------------------------------

A. DESCRIPTION OF BUSINESS
---------------------------

Hinto Energy, Inc. ("We," "Us," "Our") was organized under the laws of the State of Wyoming on February 13, 1997, as Garner Investments, Inc. On August 18, 2012, we amended our Articles of Incorporation to change our name to Hinto Energy, Inc. and to authorize 25,000,000 shares of preferred stock. We were organized to engage in the acquisition, exploration, and if warranted, development of oil and gas prospects in the rocky mountain region.

Prior to January 2012, we had minimal operations that were focused mainly on administrative activities and the identification of potential oil and gas prospects. On January 23, 2012, we acquired 100% of the issued and outstanding common stock of South Uintah Gas Properties, Inc. ("South Uintah") pursuant to the Share Purchase and Exchange Agreement ("the Share Exchange Agreement") entered into on July 27, 2011, at the time South Uintah was our majority shareholder, as discussed below.

On July 11, 2011, prior to entering into the Share Exchange Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Share Exchange Agreement, South Uintah has agreed to return the remaining 2,700,000 shares of common stock to the Company. We have retired such shares to treasury, concurrent with the transaction.

COMPANY OVERVIEW
----------------

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, we entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. On January 23, 2012, we entered into an Amended Share Exchange and Acquisition Agreement ("the Amended Share Exchange Agreement"). Pursuant to the Amended Share Exchange Agreement, we agreed to issue shares of our restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis. As a result, South Uintah became a wholly-owned subsidiary of the Company.

In addition to the exchange of common stock, we exchanged on a one for one basis the following outstanding equity documents with those of our own. The table below sets forth the equity that was exchanged.

      Type of Equity          South Uintah Balance         Issued By Hinto
-------------------------- ------------------------  -------------------------
Common Stock                     11,446,931 shares          11,446,931 shares
Warrants (1)                             6,700,000                  6,700,000
Promissory Note (2)                       $375,000                   $375,000
--------------------------
     (1) The warrants have exercise prices ranging from $0.50 to $3.00 per share and terms ranging from 2 to 5 years.
     (2) The promissory note has a provision to convert into shares of common stock at $0.20 per share. Such shares are not being registered in this Registration Statement.

At the time of the acquisition, George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah. Mr. David Keller, a director of Hinto, was also a shareholder of South Uintah.

The effective date of the acquisition was December 31, 2011, with Hinto being the legal acquirer. However, since Hinto is a public company, which had nominal activity, the acquisition was treated as a recapitalization of South Uintah. Though Hinto was the legal acquirer in the merger, South Uintah was the accounting acquirer since its shareholders gained control of Hinto. Therefore at the date of the merger the historical financial statements of South Uintah became those of Hinto. As a result, the historical financial statements of South Uintah supersede any prior financial statements of Hinto.

SOUTH UINTAH

South Uintah was incorporated in the State of Colorado in March 2011 and is headquartered in Denver, Colorado. South Uintah has interests in oil and gas properties. South Uintah acquired interests in approximately 5,366 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

The Company intends to strive to be a low cost and effective producer of hydrocarbons and intends to develop the business model and corporate strategy as discussed herein.

The Company's approach to lease acquisition, development and production is founded on the discipline of ONLY acquiring leases in areas of proven production. In most cases the leases that are under consideration have at one time contained producing oil or gas wells and currently have production or shut-in wells that are viable for work over and or re-completion. This managed risk approach greatly reduces the risk normally associated with oil and gas development. There are hundreds of wells in our area of interest that meet these criteria. In many instances, the wells were shut-in during a period of declining oil and gas prices and in most cases are ideal for our business model. Our business model is simple; strict adherence to lease acquisition surrounded by proven production, offering well workovers, re-completion, and enhanced oil recovery opportunities in the known producing formations, with long term production potential at a low cost of development, maintenance, and operation. The Company is NOT an exploration company, per se, rather it seeks leases with discovered oil and gas with current or prior production.

One strategy that is quickly growing in prominence and application with respect to petroleum is to use a development program approach. We describe our development plan approach as a set of techniques utilizing the injection of specific fluids such as: water, steam, natural gas, carbon dioxide, nitrogen, and various chemicals and surfactants intended to increase the amount of oil that can ultimately be extracted from any oil field. Many oil exploration and production companies are using development program approaches to maximize the potential of old oil fields.

Our business operations are in the development, production, and low risk exploration of oil and gas including unconventional natural gas, in the Rocky Mountain region of the continental United States; specifically, in the Rocky Mountain area of Utah, Colorado, Montana and Wyoming.

CORPORATE STRATEGY
------------------

Our corporate strategy in developing our operations and evaluating potential acquisitions is as follows.

PURSUE CONCURRENT DEVELOPMENT OF OUR CORE AREA OF THE ROCKY MOUNTAINS.

     We plan to spend up to $10,000,000 on acquisition, drilling, re-completion, and development programs which were started in late 2011 and will continue in 2013. We plan to raise these funds in Private Placements of Common Stock, Preferred Stock and/or convertible debt. All drilling capital expenditures in 2012 were incurred in Utah and we expect that to continue throughout 2013. Many of our targeted prospects are in reservoirs that have demonstrated predictable geologic attributes and consistent reservoir characteristics, which typically lead to more repeatable drilling and re-completion results than those achieved through wildcats.

ACHIEVE CONSISTENT RESERVE GROWTH THROUGH REPEATABLE DEVELOPMENT

     We intend to achieve consistent reserve growth over the next four years through a combination of acquisitions and drilling. In 2012, we focused our efforts achieving production increases as a result of our re-work and re-completion activities on our Natural Buttes project. In 2013, we intend to continue to focus on our acquisition, drilling, re-completion and development programs. We anticipate that the majority of future reserve and production growth will come through the acquisition of production, the execution of our drilling and re-completion program, and on development activities on prospects of which we are aware, which include proved and unproved locations. Our targets generally will consist of locations in fields that demonstrate low variance in well performance, which leads to predictable and repeatable field development.

     Our reserve estimates, if any, may change continuously and we intend to evaluate such reserve estimates internally on a frequent basis -- quarterly if warranted -- with independent engineering evaluation on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions, development and any successful exploration activities may have a significant effect on the quantities and future values of our reserves, if any.

MAINTAIN HIGH PERCENTAGE OWNERSHIP AND OPERATIONAL CONTROL OVER OUR ASSET BASE

     We intend to retain a high degree of operational control over our asset base, through a high average Working Interest or acting as the operator in our areas of significant activity. This is designed to provide us with controlling interests in a multi-year inventory of drilling locations, positioning us for reserve and production growth through our drilling operations. We plan to control the timing, level and allocation of our drilling capital expenditures and the technology and methods utilized in the planning, drilling and completion process on related targets. We believe this flexibility to opportunistically pursue low risk exploration and development projects relating to selected prospects may provide us with a meaningful competitive advantage.

ACQUIRE AND MAINTAIN ACREAGE POSITIONS IN HIGH POTENTIAL RESOURCE PLAYS

     We believe that our intended acquisition and development in known production prospects in the Rockies should be supplemented with exploratory efforts that may lead to new discoveries in the future. We intend to continually evaluate our opportunities and pursue potential opportunities that take advantage of our strengths. We are examining potential prospects in such areas as Utah, Wyoming and Montana, which have gained substantial interest within the exploration and production sector due to their relatively under-explored nature and the potential for meaningful hydrocarbon recoveries. There are other mid-size and large independent exploration and production companies conducting drilling activities in these plays.

PURSUE A DISCIPLINED ACQUISITION STRATEGY IN OUR CORE AREAS OF OPERATION

     We intend to also focus on growing through targeted acquisitions. Although drilling prospects may provide us with the opportunity to grow reserves and production without acquisitions, we continue to evaluate acquisition opportunities, primarily in our core areas of operation.

EXPERIENCED MANAGEMENT AND OPERATIONAL TEAM WITH ADVANCED EXPLORATION AND DEVELOPMENT TECHNOLOGY

     Our senior management team has over 75 years of experience in the oil and gas industry, and has a proven track record of creating value both organically and through strategic acquisitions. Our management intends to utilize the best available and fit-for-purpose technology, sophisticated geologic and 3-D seismic models to enhance predictability and reproducibility over significantly larger areas than historically possible. We also intend to utilize state-of-the art drilling and completion technology, as well as multi-zone, multi-stage artificial stimulation ("frac") technology in completing wells to substantially increase near-term production, resulting in faster payback periods and higher rates of return and present values. Our team has successfully applied these techniques, normally associated with completions in the most advanced Rocky Mountain crude oil and natural gas fields, to improve initial and ultimate production and returns, in other companies.

RECENT PROPERTY ACQUISITIONS
----------------------------

PRIDE VENTURES, LLC AND JAMES WOOLSEY

On June 4, 2013, the Company and Pride Ventures, LLC ("Pride") and James Woolsey ("Woolsey") entered into a Purchase and Sale Agreement ("the Pride Purchase and Sale Agreement."). As part of the Pride Purchase and Sale Agreement, the Company acquired all right and title to certain mineral estates in Grand County, Utah. The transaction had a closing date of June 17, 2013.

The mineral estates include 4,435 acres, 9 well bores and space to drill additional wells. In addition, the Company acquired Pride's natural gas gathering system, which interconnects with the Company's existing gathering system, thereby reducing new pipe gathering system construction by several miles. The Company has acquired 100% of the working interests in the estates.

In exchange for such mineral estates, the Company plans to pay a total of $100,000 in a combination of cash and stock, as follows:

     o    $75,000.00 in cash; and

     o $25,000.00 in the form of 50,000 shares of the Company's restricted common stock.

The properties are located in Grand County, Utah in the Greater Cisco area of the Uintah Basin and are located in the vicinity of the Company's existing properties in the Greater Cisco area.

S&L ENERGY, INC.

On June 14, 2013, the Company and S&L Energy, Inc. ("S&L") entered into a Purchase and Sale Agreement ("S&L Purchase Agreement."). As part of the S&L Purchase Agreement, the Company acquired all right and title to oil and gas leases for a total of 722 gross acres in the Musselshell County, Montana.

The property includes 120 acres for all zones other than the 1st Cat Creek. The 1st Cat Creek formation on the 120 acres was previously acquired from Jake Oil, LLC.

In exchange for such oil and gas leases, the Company plans to pay $101,100 in a combination of cash and stock, as follows:

     o    $65,000.00 in cash; and

     o $36,100.00 payable in restricted common stock valued at $0.58 per share (2/3 of the June 4, 2013 closing price of $0.87) for a total of 62,242 shares.

In addition, the Company has a thirty day option to purchase other oil and gas leases in the Musselshell Field from S&L Energy for a price of $60 per acre.

The properties are located in the Mason Lake field in Central Montana in the Amsden (Alaska Bench) Formation which is late Mississippian to Early Pennsylvanian in age. The Amsden formation is a series of sandstone, shale and limestone, which was deposited under marine conditions in the Paleozoic Era. The Amsden Formation overlays the Tensleep Formation and is above the Heath Formation, traditionally known as the Pennsylvanian Tyler Sand Play area.

JAKE OIL, LLC

On June 14, 2013, the Company and Jake Oil, LLC ("Jake") entered into a Purchase and Sale Agreement ("the Jake Oil Agreement"). As part of the Jake Oil Agreement, the Company acquired all right and title to oil and gas leases for a total of 559 gross acres in the Unit for the 1st Cat Creek formation in the Musselshell County, Montana.

The property includes 6 wells in a field to be water flooded that needs the wells to be re-worked. Additional drilling may be performed to maximize the oil recovery from the formation. The Company plans to begin production in the third quarter of 2013.

In exchange for such oil and gas leases, the Company plans to pay approximately $25,000 in cash and a 5 percent working interest.

The properties are located in the Mason Lake field in Central Montana in the Amsden (Alaska Bench) Formation which is late Mississippian to Early Pennsylvanian in age. The 1st Cat Creek is at about 4,200 feet and is above the Amsden formation.

OIL AND GAS PROJECTS
--------------------

Our initial projects are centered on the Uintah Basin of Utah. The Uintah Basin has long been known to contain petroleum and natural gas and has established itself as a petroleum production hub in the United States. The Utah Division of Oil, Gas, and Mining have recently approved a significant density increase for the Altamont Bluebell Cedar Rim Oil Field, opening up expanded opportunities for development drilling. This recent increased density allotment, may allow extended access to some of the richest petroleum reserves in the United States, that until now have remained unavailable for drilling.

Ever since the discoveries of large reserves in the late 1940s, the Uintah Basin has proven to be a rich petroleum area for companies. From the time that the initial boom of the region commenced, it has been in a state of growth. From the late 1960's through the mid 1980's companies such as Exxon, Chevron Gulf, and Shell Oil achieved remarkable success in the basin by drilling into over-pressurized geological formations. Historically, these deep pay zones known as the Wasatch and Wasatch Transition Formations have led to some of the most productive onshore "flowing" oil wells in the continental U.S.

NATURAL BUTTES

South Uintah, in July 2011, acquired deep rights interests via farmout in approximately 5,366 gross and 4,887 net acres within the Central part of the Uintah Basin, at Natural Buttes, a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The agreement was subsequently amended on December 31, 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock of South Uintah.

The upper zones above approximately 9,800 feet are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

In 2012, we began the re-work of Federal Conoco 22-1, a well which was drilled in 1972 to a depth of 20,053 feet. We believe that the well was shut in, primarily due to low gas prices at the time, mechanical production issues and a lack of proximity to a gas pipe line. We completed a lateral pipeline connection that is approximately 2,000 foot long to the Anadarko pipeline in late 2011, the early part of 2012.

We have reviewed the drilling, geological and engineering files for the Conoco Federal No. 22-1 Well. Our evaluation indicates that the well has significant hydrocarbon potential in both the Frontier and the Upper Mancos Formations, and that by utilizing best available completion and stimulation techniques, commercial production, may be possible.

WELL HISTORY: This well was drilled in 1972 to a total depth of 20,053, tested in the Frontier Formation from 14,666 to 14,803 at a rate of 1.15 MMCFD declining in 8 hours to 0.250 MMCFD, and temporarily abandoned. The well was re-entered by Gilman A. Hill in 1980. In a WELL COMPLETION OR RECOMPLETION REPORT filed with the USGS in 1981, the well had been cleaned out from the original plug back depth of 14,108 feet to a new plugged back depth of 14,750 feet. It had been perforated from 14, 580 feet to 14,800 feet and tested at a rate estimated to be 500 MCFD. In a SUNDRY NOTICES AND REPORTS ON WELLS filed with the State of Utah, Department of Natural Resources, Division of Oil, Gas, and Mining in 1985, it was reported that the well had been placed in indefinite suspended activity.

PLANNED RE-WORKING: Our review of the available data indicates that with the application of best available completion and stimulation practices, the well could contain commercial reserves in both the Frontier and Upper Mancos Formations. We plan to re-work the well and individually test these formations, when gas prices justify the expense.

Generally, adjacent to the farmout acreage that includes the Conoco Federal No. 22-1 Well is our adjacent acreage, which contains approximately 5,336 gross and 4,887 net acres. If we drill this acreage on 160 acre spacing - a maximum of 27 wells -- and if consistent and similar results are obtained, we believe there is potential for significant gas resources. No results can be guaranteed or assured, and the financing is not in place for a drilling program of this magnitude.

AVAILABLE INFRASTRUCTURE AND MULTI-WELL DRILL SITES: The 22-1 well location is a flat developed drill site with close highway access and an access road. This infrastructure provides the Company with the ability to develop a significant portion of its acreage from one drill site through slant drilling with accompanying laterals. A pipeline connection has been installed at the time of this filing. This environmentally responsible development plan is designed to minimize surface impacts and is designed to provide a core platform for up to twelve wells without additional roads, pipelines, rights of way, etc. Assuming any initial success, the Company plans to drill continuously from this concrete pad, using drilling technology developed and proved on Alaska's North Slope which utilizes a moveable drilling rig, allowing efficient and low cost movement of the rig for a short distance to subsequent wells, without dismantling the rig and incurring all the downtime and mobilization costs.

Total Field Development Costs are estimated to be $150 million to drill and complete up to 27 wells over a 7.5 year development period. None of this financing for drilling has been obtained and there is no assurance that such financing could be obtained.

CISCO SPRING FIELD PROPERTIES

On May 9, 2012, the Company and Pacific Energy and Mining Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("The Pacific Agreement."). On June 7, 2012, the Company closed the transaction. As part of the Pacific Agreement, the Company acquired certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah. The Cisco Springs Field is known to produce from the channel sands in the Mancos, Dakota and Morrison formations, with natural gas production from the Mancos and Dakota formations.

The assets acquired include 4,783 gross acres in the Cisco Spring Fields with an 80% Net Revenue Interest (NRI) and approximately 3,827 net acres. The property includes 27 wells that need to be re-worked, connected to a gas pipeline, or offset drilled.

In exchange for such oil and gas wells and related assets, the Company paid $325,000 in a combination of cash and a convertible promissory note, as follows:

     -    $175,000 cash; and
     - a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock. In May 2013, the note was paid in full.

INDIAN NATIONS

In November 2011, the Company, Mr. Richard Gouin and Advanced Petroleum Lifting Systems, LLC entered into a Purchase and Sale Agreement ("Indian Nations
Purchase Agreement"), which provides for the Company to acquire a 5% working interest in certain wells in Pittsburgh County, Oklahoma, knows as the Indian Nations Wells, subject to the resolution of litigation.

The Indian Nations Purchase Agreement was amended in April 2012, to provide for the Company to assign the 5% working interests in Indian Nations Wells 2-30 and 3-30 to the Company's wholly-owned subsidiary, South Uintah in exchange for the issuance of 30,000 shares of the Company's restricted common stock and the continued payment of litigation expenses being incurred in connection with a legal dispute with the operator of the wells.

At the time of this filing, the Company has not recognized any income from the working interest and have assigned their rights to a third party.

COMPETITION, MARKETS, REGULATION AND TAXATION
---------------------------------------------

COMPETITION.

There are a large number of companies and individuals engaged in the exploration for minerals and oil and gas; accordingly, there is a high degree of competition for desirable properties. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

MARKETS.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

EFFECT OF CHANGING INDUSTRY CONDITIONS ON DRILLING ACTIVITY.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

FEDERAL REGULATIONS.
--------------------

GOVERNMENTAL REGULATION AND ENVIRONMENTAL CONSIDERATION.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and "windfall profit" taxes have in the past affected the economic viability of such properties.

The above paragraphs only give a brief overview of potential state and federal regulations. Because we have only acquired specific properties, and because of the wide range of activities in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

THE DEPARTMENT OF ENERGY.

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC's responsibility for natural gas regulation.

REGULATION AND PRICING OF NATURAL GAS.

Our  operations  may be  subject  to the  jurisdiction  of  the  Federal  Energy

Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas.
Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

CRUDE OIL AND NATURAL GAS LIQUIDS PRICE AND ALLOCATION REGULATION.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

STATE REGULATIONS.
------------------

Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

PROPOSED LEGISLATION.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas of the Rocky Mountain West.

ENVIRONMENTAL LAWS.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

TITLE TO PROPERTIES.
-------------------

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt to remedy extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

BACKLOG OF ORDERS.
-----------------

We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS.
--------------------

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.
------------------------------------------

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED.
--------------------------

As of July 1, 2013, Hinto had no full-time employees. George Harris, Gary Herick, David Keller, Kevin Blair and Max Sommer, officers and directors of Hinto, have Consulting and/or Corporate Advisor Agreements with our subsidiary South Uintah, which are on a month-to-month basis. George Harris works up to 40 hours per week pursuant to his Consulting Agreement. The other Officers and Directors work on an as needed part-time basis up to 25 hours per week.

PLAN OF OPERATIONS
------------------

We only began to recognize minimal revenues from our operations during the last half of 2012. We have minimal capital, moderate cash. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources, none of which have been arranged nor assured.

During the first quarter of 2013, we continued our re-work efforts on our properties in the Cisco Springs oil and gas field in the Uintah Basin of Grand County, Utah; performance of geological analysis of existing properties and the identification of potential properties for acquisition. Re-work efforts in the Cisco Springs field focused on the Company's 5A well and the well is now being tested and results of the testing are being evaluated.

During the first quarter of 2013, we raised $175,000 from the sale of 350,000 shares of our restricted common stock. We raised an additional $90,000 in subscription receivables for 180,000 shares of our restricted common stock. These shares were issued subsequent to March 31, 2013.

We will need substantial additional capital to support our existing and proposed future energy operations. We have ONLY RECOGNIZED MINIMAL AND SPORADIC revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

                        EXPECTED 2013 BUDGET - 12 MONTHS


Development of connection, rework, recompletion,                $   1,500,000
Working Capital                                                 $   1,300,000
Acquisitions                                                    $   1,000,000
Payment of Debt                                                 $     375,000
General and Administrative Expenses:
    Legal and Accounting/Auditing                               $     157,000
    Consulting                                                  $     495,000
    Filing Fees (State, SEC, etc.)                              $       7,500
    Travel                                                      $      60,000
    Interest                                                    $      66,000
    Miscellaneous                                               $     405,000
                                                                --------------
                                                   TOTAL        $   5,000,000

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. The Company has minimal revenues to date in the oil and gas exploration, development and production business.

We have conducted a Private Offering of shares of our restricted Common Stock for capital. We intend to raise up to $5,000,000 in the next twelve months with a structure not yet determined in debt or equity. We cannot give any assurances that we will be able to raise the full $5,000,000 to fund the budget. Further, we will need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.

Our plan of operations is as follows:

MILESTONES

---------------------------------------- -- ------------------------------------
           3rd Quarter 2013             Continuation of Recompletion Operations;
                                        and  Oversee  operations  of Montana oil
                                        and gas prospects.
---------------------------------------- -- ------------------------------------
           4th Quarter 2013             Continuation of Recompletion  Operations
                                        and     production     operations    and
                                        development  of  any  new  oil  and  gas
                                        prospects
---------------------------------------- -- ------------------------------------

We will need substantial additional capital to support our proposed future energy operations. We have MINIMAL revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

B. DESCRIPTION OF PROPERTY
--------------------------

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

        ------- ------------------------- ------------------------------
        (a)     Real Estate.              None.
        ------- ------------------------- ------------------------------
        (b)     Title to properties.      None.
        ------- ------------------------- ------------------------------

As is customary in the oil and natural gas industry, we generally conduct a preliminary title examination prior to the acquisition of properties or leasehold interests. Prior to commencement of operations on such acreage, a thorough title examination will usually be conducted and any significant defects will be remedied before proceeding with operations. We believe the title to our leasehold properties is good, defensible and customary with practices in the oil and natural gas industry, subject to such exceptions that we believe do not materially detract from the use of such properties. With respect to our properties of which we are not the record owner, we rely instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, we generally have the right to have our interest placed on record.

Our properties are generally subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. We do not believe any of these burdens will materially interfere with our use of these properties.

SUMMARY OF OIL AND NATURAL GAS RESERVES

The following disclosure does not include any reserves attributable to our interests in the Natural Buttes area.

PROVED RESERVES

The following table sets forth our estimated net proved reserves as of December 31, 2012.

                                                        RESERVES
                                             --------------------------------
ESTIMATED PROVED RESERVES DATA:                   OIL         NATURAL GAS
                                                (MBBLS)         (MMSCF)
                                             -------------- -----------------
  Proved developed reserves                             24               -0-
  Proved undeveloped reserves                          243               147
                                             -------------- -----------------
  Total proved reserves                                267               147
                                             ============== =================

Estimates of proved developed and undeveloped reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. See "-- Qualifications of Technical Persons and Internal Controls Over Reserves Estimation Process."

PROVED UNDEVELOPED RESERVES

Our proved undeveloped reserves at December 31, 2012 were 267 MBbls of oil and 147 MMScf of natural gas.

QUALIFICATIONS   OF  TECHNICAL  PERSONS  AND  INTERNAL  CONTROLS  OVER  RESERVES
ESTIMATION PROCESS

Our reserve report was prepared by Tariq Ahmed, PE, an independent petroleum engineer ("Ahmed"). Ahmed estimated, in accordance with petroleum engineering and evaluation principles set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers ("SPE Standards") and definitions and guidelines established by the SEC, 100% of the proved reserve information for our onshore properties as of December 31, 2012.

The technical persons responsible for preparing the reserves estimates presented herein meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Natural Gas Reserves Information promulgated by the Society of Petroleum Engineers.

We have an internal staff of geoscience professionals who work closely with our independent petroleum engineer to ensure the integrity, accuracy and timeliness of data furnished to them in their reserves estimation process. Our technical team consults regularly with Mr. Ahmed. We review with them our properties and discuss methods and assumptions used in their preparation of our fiscal year-end reserves estimates. While we have no formal committee specifically designated to review reserves reporting and the reserves estimation process, a copy of each of the Ahmed reserve report is reviewed with representatives of Ahmed and our internal technical staff before we disseminate any of the information. Additionally, our senior management reviews and approves the Ahmed reserve report and any internally estimated significant changes to our proved reserves on an annual basis.

Estimates of oil and natural gas reserves are projections based on a process involving an independent third party engineering firm's collection of all required geologic, geophysical, engineering and economic data, and such firm's complete external preparation of all required estimates and are forward-looking in nature. These reports rely upon various assumptions, including assumptions required by the SEC, such as constant oil and natural gas prices, operating expenses and future capital costs. The process also requires assumptions relating to availability of funds and timing of capital expenditures for development of our proved undeveloped reserves. These reports should not be construed as the current market value of our reserves. The process of estimating oil and natural gas reserves is also dependent on geological, engineering and economic data for each reservoir. Because of the uncertainties inherent in the interpretation of this data, we cannot be certain that the reserves will ultimately be realized. Our actual results could differ materially. See "Note 13 -- Supplemental Information Relating to Oil and Natural Gas Producing Activities (Unaudited)" to our audited consolidated financial statements for additional information regarding our oil and natural gas reserves.

Under SEC rules, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term "reasonable certainty" implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. To achieve reasonable certainty, Garb and Lee Engineering employ technologies consistent with the standards established by the Society of Petroleum Engineers. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available downhole and production data, seismic data and well test data.

SUMMARY OF OIL AND NATURAL GAS PROPERTIES AND PROJECTS

PRODUCTION, PRICE AND COST HISTORY

The following table presents net production sold, average sales prices and production costs and expenses for the year ended December 31, 2012, the Company did not have any activities that resulted in production or sales during the year ended December 31, 2011. During the year ended December 31, 2012, the Company did not have any production of or sales of natural gas.


        Revenue
           Oil sales                                     $ 29,208
        Net production sold
           Oil (Bbl)                                          468
        Average sales prices
          Oil ($/Bbl)                                      $62.41
        Costs and expenses (per Bbl)
          Lease operating expenses                              -
          Transportation and marketing expenses                 -


DEVELOPED AND UNDEVELOPED ACREAGE

The following table presents our total gross and net developed and undeveloped acreage by region as of December 31, 2012:

                       Developed Acres                 Undeveloped Acres
                -----------------------------    -----------------------------
                 Gross (1)          Net(2)          Gross              Net
                --------------- -------------    --------------- -------------
Natural Buttes       80                64           5,575             5,079
Cisco Pacific       270               216           4,783             3,827
                --------------- -------------    --------------- -------------
Total               350               280           10,358            8,906
                =============== =============    =============== =============
-----------
     (1) "Gross" means the total number of acres in which we have a working interest.

     (2) "Net" means the sum of the fractional working interests that we own in gross acres.


PRODUCTIVE WELLS

The following table presents the total gross and net productive wells by area and by oil or natural gas completion as of December 31, 2012:

                             Oil Wells                   Natural Gas Wells
                  ------------------------------ -------------------------------
                     Gross (1)          Net(2)        Gross(1)          Net(2)
                  ---------------- ------------- ----------------- -------------
Natural Buttes          -                 -             1               0.08
Cisco Pacific(3)        27               21             -                 -
                  ---------------- ------------- ----------------- -------------
Total                   27               21             1               0.08
                  ================ ============= ================= =============
----------
     (1) "Gross" means the total number of wells in which we have a working interest.

     (2) "Net" means the sum of the fractional working interest that we own in gross wells.

     (3) The Company has not become done minimal rework on the 27 wells and as it begins a more intensive rework effort, such work it may discover that some of these well may need to be plugged or abandoned.

DRILLING ACTIVITY

The Company's operational activities are focused on re-work of existing wells for production purposes.

During the year ended December 31, 2012, the Company has subsequently expended an additional $213,555 in cash for the completion of a gas pipeline connection, surface equipment and initial well rework on the 22-1 Well in the Natural Buttes field. The 22-1 Well is currently holding approximately 3,000 PSI in a 9" casing.

At December 31, 2012, the Company had no wells being drilled and re-work was only in process on the well discussed above.

        ------- ------------------------- ------------------------------
        (c)     Oil and Gas Properties.
        ------- ------------------------- ------------------------------

Our oil and natural gas properties are located in the Uintah Basin of Grand County, Utah in two fields, the Natural Buttes Field and the Greater Cisco Springs Field and in Musselshell County, Montana.

The following is a description of our properties in the Uintah Basin.

NATURAL BUTTES

The Company purchased a farmout of deep right interests in approximately 5,366 gross and 4,887 net acres in the central part of the Uintah Basin at Natural Buttes in Utah in July 2011, amended in December 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock (2,000,000 shares.) The upper zones above approximately 9,800 feet are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

During the year ended December 31, 2012, the Company has subsequently expended an additional $198,500 in cash for the completion of a gas pipeline connection, surface equipment and initial well rework on the 22-1 Well.

CISCO PACIFIC

On May 9, 2012, the Company and Pacific Energy and Mining Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("The Pacific Agreement"). On May 30, 2012, the Company closed the transaction. As part of the Pacific Agreement, the Company acquired certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah.

The assets acquired include 4,783 gross acres in the Cisco Fields with an 80% Net Revenue Interest (NRI) and approximately 3,827 net acres. The property includes 27 wells that need to be re-worked, connected to a gas pipeline, or offset drilled.

In exchange for such oil and gas wells and related assets, the Company paid $325,000 in a combination of cash and a convertible promissory note, as follows:
$175,000 cash; and a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share.

During the year ended December 31, 2012, the Company did not expend any development costs in connection with the re-working of these wells.

RECENT PROPERTY ACQUISITIONS

PRIDE VENTURES, LLC AND JAMES WOOLSEY

On June 4, 2013, the Company and Pride Ventures, LLC ("Pride") and James Woolsey ("Woolsey") entered into a Purchase and Sale Agreement ("the Pride Purchase and Sale Agreement."). As part of the Pride Purchase and Sale Agreement, the Company acquired all right and title to certain mineral estates in Grand County, Utah. The transaction had a closing date of June 17, 2013.

The mineral estates include 4,435 acres, 9 well bores and space to drill additional wells. In addition, the Company acquired Pride's natural gas gathering system, which interconnects with the Company's existing gathering system, thereby reducing new pipe gathering system construction by several miles. The Company has acquired 100% of the working interests in the estates.

In exchange for such mineral estates, the Company plans to pay a total of $100,000 in a combination of cash and stock, as follows:

     o    $75,000.00 in cash; and

     o $25,000.00 in the form of 50,000 shares of the Company's restricted common stock.

The properties are located in Grand County, Utah in the Greater Cisco area of the Uintah Basin and are located in the vicinity of the Company's existing properties in the Greater Cisco area.

S&L ENERGY, INC.

On June 14, 2013, the Company and S&L Energy, Inc. ("S&L") entered into a Purchase and Sale Agreement ("S&L Purchase Agreement."). As part of the S&L Purchase Agreement, the Company acquired all right and title to oil and gas leases for a total of 722 gross acres in the Musselshell County, Montana.

The property includes 120 acres for all zones other than the 1st Cat Creek. The 1st Cat Creek formation on the 120 acres was previously acquired from Jake Oil, LLC.

In exchange for such oil and gas leases, the Company plans to pay $101,100 in a combination of cash and stock, as follows:

     o    $65,000.00 in cash; and

     o $36,100.00 payable in restricted common stock valued at $0.58 per share (2/3 of the June 4, 2013 closing price of $0.87) for a total of 62,242 shares.

In addition, the Company has a thirty day option to purchase other oil and gas leases in the Musselshell Field from S&L Energy for a price of $60 per acre.

The properties are located in the Mason Lake field in Central Montana in the Amsden (Alaska Bench) Formation which is late Mississippian to Early Pennsylvanian in age. The Amsden formation is a series of sandstone, shale and limestone, which was deposited under marine conditions in the Paleozoic Era. The Amsden Formation overlays the Tensleep Formation and is above the Heath Formation, traditionally known as the Pennsylvanian Tyler Sand Play area.

JAKE OIL, LLC

On June 14, 2013, the Company and Jake Oil, LLC ("Jake") entered into a Purchase and Sale Agreement ("the Jake Oil Agreement"). As part of the Jake Oil Agreement, the Company acquired all right and title to oil and gas leases for a total of 559 gross acres in the Unit for the 1st Cat Creek formation in the Musselshell County, Montana.

The property includes 6 wells in a field to be water flooded that needs the wells to be re-worked. Additional drilling may be performed to maximize the oil recovery from the formation. The Company plans to begin production in the third quarter of 2013.

In exchange for such oil and gas leases, the Company plans to pay approximately $25,000 in cash and a 5 percent working interest.

The properties are located in the Mason Lake field in Central Montana in the Amsden (Alaska Bench) Formation which is late Mississippian to Early Pennsylvanian in age. The 1st Cat Creek is at about 4,200 feet and is above the Amsden formation.

        ------- ------------------------- ------------------------------
        (d)     Patents.                  None.
        ------- ------------------------- ------------------------------

C.  LEGAL PROCEEDINGS
---------------------

In March 2012, a note holder of South Uintah, Bridge Industries, LLC ("Bridge") filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general breach of contract and seeking return of all monies lent to South Uintah of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs.

In June 2011, Bridge entered into a subscription agreement with South Uintah, the now wholly-owned subsidiary of the Company. The Subscription Agreement provided for the purchase of a Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of South Uintah's restricted common stock and warrants exercisable for 1,000,000 shares of South Uintah's common stock.

On December 18, 2012, the Company entered into a Settlement Agreement with Bridge that provided for the dismissal of the lawsuit and terms of final payment of the outstanding amounts owed to Bridge. Pursuant to the Settlement Agreement, the Company has agreed to the following:

     1. A $100,000 cash payment to Bridge in two traunches of $50,000 to be paid on or before March 31, 2013 and June 30, 2013.

     2. The issuance of 1,400,000 shares of the Company's common stock, which are to be registered in a Registration Statement on Form S-1.

     3. The issuance of warrants exercisable for a total of 800,000 shares of the Company's common stock. The warrants have a term of 5 years from December 18, 2012 and have a callable provision.

Other than the above listed matter, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

D. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
-----------------------------------------------------------

MARKET INFORMATION

Our Common Stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority ("FINRA"). On December 31, 2010, we began trading on the OTC Bulletin Board under the symbol "HENI", prior to the Company's name change in August 2011, the Company's trading symbol was "GVTS."

The offering of the shares registered hereby could have a material negative effect on the market price for the stock.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK
--------------------------------------------------------------------------------

Our stock is currently traded on the OTC Bulletin Board.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 137 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this  prospectus,  our  selling  shareholders  hold  4,803,884
Shares, all of which may be sold pursuant to this Registration Statement, including those of affiliates who own 1,366,618 and officers/directors who own 200,000 in the aggregate.

DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Wyoming Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E. FINANCIAL STATEMENTS
-----------------------

The following is a complete list of the financial statements filed as a part of this Report.

     o Audited consolidated financial statements of Hinto Energy, Inc. for the year ended December 31, 2012 and for the period of March 8, 2011 (inception) through December 31, 2011

     o Unaudited consolidated financial statements for the three months ended March 31, 2013 and 2012

                               HINTO ENERGY, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2012
                                       AND
               MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF HINTO ENERGY, INC.:

We have audited the accompanying balance sheets of Hinto Energy, Inc. ("the Company") as of December 31, 2012 and 2011, and the related statement of operations, stockholders' equity (deficit) and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hinto Energy, Inc., as of December 31, 2012 and 2011, and the results of its operations and its cash flow for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ B F Borgers CPA PC

B F BORGERS CPA PC
Denver, CO
June 21, 2013


                                              HINTO ENERGY, INC.
                                          CONSOLIDATED BALANCE SHEETS

                                                                          December 31,         December 31,
                                                                              2012                 2011
                                                                        -----------------    -----------------

Assets
         Current Assets:
                 Cash                                                   $         57,709     $        487,501
                 Accounts Receivable                                                   -                    -
                 Deposits                                                         (4,474)              25,000
                                                                        -----------------    -----------------
         Total Current Assets                                                     53,235              512,501
                                                                        -----------------    -----------------

         Property and Equipment:
                 Machinery                                                        16,500                    -
                                                                        -----------------    -----------------

         Oil and Natural Gas Properties:
                 Proved Properties                                               803,200              478,200
                 Unproved Properties                                                   -                    -
                 Other Property and Equipment                                    213,555                    -
                 Less Accumulated Depreciation and Depletion                     (24,283)                   -
                                                                        -----------------    -----------------
         Total Other Assets                                                      992,472              478,200
                                                                        -----------------    -----------------

Total Assets                                                            $      1,062,207     $        990,701
                                                                        =================    =================


Liabilities and Stockholders' (Deficit) Equity
         Current liabilities
                 Accounts payable                                       $         28,887     $         71,315
                 Accrued liabilities                                              78,268               47,510
                 Convertible notes payable                                             -              500,000
                 Subscription received                                           250,000               40,000
                 Notes payable, other                                            405,000              375,000
                                                                        -----------------    -----------------
         Total Current Liabilities                                               762,155            1,033,825

         Asset recovery obligations                                               72,122                    -
         Long term note payable                                                  500,000              500,000
                                                                        -----------------    -----------------

Total liabilities                                                       $      1,334,277     $      1,533,825
                                                                        -----------------    -----------------

Stockholders' (Deficit) Equity
         Preferred stock, $0.001 par value; 25,000,000 shares
           authorized, no shares issued and outstanding                                -                    -
         Common stock, $0.001 par value; 50,000,000 shares authorized,
          16,236,527 and 11,375,000 shares issued and outstanding
           at December 31, 2012 and 2011, respectively                            16,237               11,375
         Additional paid-in capital                                            2,315,515              272,796
         Deficit accumulated during the development stage                     (2,603,822)            (827,295)
                                                                        -----------------    -----------------
                 Total Stockholders' (Deficit) Equity                           (272,070)            (543,124)
                                                                        -----------------    -----------------

Total liabilities and stockholders' (deficit) equity                    $      1,062,207     $        990,701
                                                                        =================    =================


           See the notes to these consolidated financial statements.

                                    HINTO ENERGY, INC.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 2012 AND
           FOR THE PERIOD OF MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011


                                                     For The Year        From March 8,
                                                        Ended          2011 (Inception)
                                                     December 31,           Through
                                                         2012          December 31, 2011
                                                   ---------------    -------------------
Revenue:                                           $       29,908                    $ -

Direct Cost of Revenue                                    107,982                      -
Accretion of asset recovery obligation                     72,122                      -
Depreciation and Depletion                                 24,283                      -
                                                   ---------------    -------------------
                                                         (174,479)

Operational expenses:
       Office expenses                                    446,231                245,322
       Goodwill write off                                       -                339,195
       Consulting fees                                    364,605                209,203
                                                   ---------------    -------------------
          Total operational expenses                      810,836                793,720
                                                   ---------------    -------------------

Other Income (Expenses)
       Litigation settelement expense                    (704,247)                     -
       Interest expense                                   (86,965)               (33,575)
                                                   ---------------    -------------------
          Total other income (expense)                   (791,212)               (33,575)
                                                   ---------------    -------------------

Net loss                                           $   (1,776,527)    $         (827,295)
                                                   ===============    ===================
       Less:
         Loss attributable to non-controlling
         interest                                                                 31,422
                                                                      -------------------

Net loss attributable to South Uintah Gas
       Properties, Inc.                                               $         (795,873)
                                                                      ===================

Per share information

Net loss per common share
       Basic                                       $        (0.12)    $            (0.14)
       Fully diluted                                            *                      *
                                                   ===============    ===================

Weighted average number of common
       stock outstanding                               14,270,997              5,824,666
                                                   ===============    ===================

       * Not provided as it is anti-dilutive


           See the notes to these consolidated financial statements.

                                                         HINTO ENERGY, INC.
                                      CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
                               FOR THE PERIOD FROM MARCH 8, 2011 (Inception) THROUGH DECEMBER 31, 2012

                                                                                                Stock-
                                                                                               holders'
                                                                                   Deficit      Equity
                                                  Common Stock                   Accumulated     South                     Total
                                            ---------------------   Additional     During      Uintah Gas      Non-        Stock-
                                               Number                paid-in     Development   Properties  Controlling    holders'
                                             of Shares    Amount      Capital        Stage        Inc.       Interest      Equity
                                            -----------  --------  ------------ ------------- ------------ -----------  ------------
Issuance of Founder Shares for cash          1,000,000   $ 1,000   $      (900) $          -  $       100           -   $       100

Issuance of Founder Shares for cash          1,000,000     1,000          (900)            -          100           -           100

Issuance of Founder Shares for services      5,500,000     5,500        (4,950)            -          550           -           550

Issuance of Common Stock
 for oil and gas leases                      2,000,000     2,000        (1,800)            -          200           -           200

Shares cancelled in exchange for Hinto
 shares held by South Uintah                  (300,000)     (300)          300             -            -           -             -

Issuance of shares for consulting              175,000       175          (157)            -           18           -            18

Issuance of stock for cash by Hinto                  -         -       147,000             -      147,000      63,000       210,000

Shareholder capital contribution                     -         -        63,000             -       63,000      27,000        90,000

Minority interest at purchase
 of majority interest in subsidiary                  -         -             -             -            -     (16,797)      (16,797)

Net Loss                                             -         -             -      (795,873)    (795,873)    (31,422)     (827,295)

Recapitalization, due to reverse merger      2,000,000     2,000        71,203       (31,422)      41,781     (41,781)            -
                                            -----------  --------  ------------ ------------- ------------ -----------  ------------
Balance - December 31, 2011                 11,375,000    11,375       272,796      (827,295)    (543,124)          -      (543,124)
                                            -----------  --------  ------------ ------------- ------------ -----------  ------------

Issuance of Shares for cash                    915,000       915       456,585             -      457,500           -       457,500

Conversion of notes to common stock          2,121,931     2,122       540,910             -      543,032           -       543,032

Issuance of shares for services                348,868       349       174,086             -      174,435           -       174,435

Issuance of shares for interest                 75,728        76        37,738             -       37,814           -        37,814

Issuance of shares for litigation
 settlement                                  1,400,000     1,400       698,600             -      700,000           -       700,000

Issuance of warrants for litigation
 settelement                                         -         -       134,800             -      134,800           -       134,800

Net Loss                                             -         -             -    (1,776,527)  (1,776,527)          -    (1,776,527)
                                            -----------  --------  ------------ ------------- ------------ -----------  ------------
Balance - December 31, 2012                 16,236,527   $16,237   $ 2,315,515  $ (2,603,822) $  (272,070) $        -   $  (272,070)
                                            ===========  ========  ============ ============= ============ ===========  ============


           See the notes to these consolidated financial statements.

                                            HINTO ENERGY, INC.
                                   CONSOLIDATED STATEMENT OF CASH FLOWS
                                   FOR THE YEAR ENDED DECEMBER 31, 2012
               AND FOR THE PERIOD FROM MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011


                                                                 For the Year       From March 8,
                                                                    Ended         2011 (Inception)
                                                                 December 31,         Through
                                                                     2012         December 31, 2011
                                                               ---------------   -------------------
Cash Flows from Operating Activities:
         Net Loss                                              $   (1,776,527)   $         (827,295)
Adjustments to net loss for non-cash items:
         Accrued interest converted to stock                           37,814                     -
         Stock issued for services                                    174,435                   550
         Litigation settlement expense                                934,800                     -
         Write down of goodwill in subsidiary                               -               339,195
         Depreciation & Depletion Expense                              24,283                     -
         Asset Recovery Expense                                        72,122                     -
Adjustments to reconcile net loss to net cash used in
 operating activities:
         Increase in accounts receivable                                    -                     -
         Decrease (increase) in deposits and advances                  29,474               (25,000)
         (Decrease) increase in accounts payable                      (42,529)               15,441
         Increase in accrued liabilities                               23,886                47,510
                                                               ---------------   -------------------
Net Cash Used by Operating Activities                                (522,242)             (449,599)
                                                               ---------------   -------------------

Cash Flows from Investing Activities
         Investment to acquire 70% interest in subsidiary                   -              (300,000)
         Purchase of Machinery                                        (16,500)                    -
         Investment in well                                          (213,550)                    -
         Purchase of Oil and Gas leases                              (175,000)             (303,000)
                                                               ---------------   -------------------
Net Cash Used in Investing Activities                                (405,050)             (603,000)
                                                               ---------------   -------------------

Cash Flows from Financing Activities:
         Proceeds from convertible promissory notes                    25,000             1,000,000
         Increase in stock subscriptions payable                      210,000                40,000
         Proceeds from other notes payable                                  -               400,000
         Payments on other notes payable                             (195,000)             (200,000)
         Proceeds from shareholder contribution                             -                90,000
         Proceeds from stock sales                                    457,500               210,100
                                                               ---------------   -------------------
Net Cash Provided by Financing Activities                             497,500             1,540,100
                                                               ---------------   -------------------

Net Increase (decrease) in Cash                                      (429,792)              487,501

Cash and Cash Equivalents - Beginning of Period                       487,501                     -
                                                               ---------------   -------------------

Cash and Cash Equivalents - End of Period                      $       57,709    $          487,501
                                                               ===============   ===================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                        $            -    $                -
                                                               ===============   ===================
         Cash paid for income taxes                            $            -    $                -
                                                               ===============   ===================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:

         Net deficit of subsidiary on purchase                 $            -    $          (55,992)
                                                               ===============   ===================
         Issuance of notes payable for assets                  $      150,000    $          175,000
                                                               ===============   ===================
         Issuance of common stock for deposits and
                 accounts payable                              $      199,309    $              100
                                                               ===============   ===================
         Issuance of common stock for oil leases               $            -    $              200
                                                               ===============   ===================



           See the notes to these consolidated financial statements.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

BUSINESS

Hinto Energy, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing, the Company was forced to cease operations in 2001.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting, under GAAP (Generally Accepted Accounting Principles).

SHARE EXCHANGE AGREEMENT

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah Gas Properties, Inc. ("South Uintah") and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares were exchanged on a one for one basis.

Prior to the signing of the Agreement, South Uintah had purchased 3,000,000 shares of the Company's common stock from its then majority shareholder, Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. As part of the Agreement, South Uintah agreed to return the 3,000,000 shares of common stock to the Company. On December 22, 2011 the Company and South Uintah modified the purchase agreement and reduced the number of shares to be returned by South Uintah by 300,000 shares to 2,700,000 shares.

On January 23, 2012, the Company completed the Share Exchange and Acquisition Agreement ("the Agreement") and the shareholders of South Uintah became the majority shareholders of Hinto Energy, Inc. Hinto issued 11,446,931 shares of its common stock in a one for one share exchange, assumed $175,000 in notes payable and issued 6,700,000 warrants in a one for one warrant exchange with South Uintah warrant holders. South Uintah returned 2,700,000 shares of Hinto common stock to the Company and such stock was cancelled. The Company accounted for the Share Exchange and Acquisition as a reverse capitalization, with South Uintah being the accounting acquirer. As a result, the historical comparison information presented is that of South Uintah as the accounting acquirer.

BASIS OF PRESENTATION

CONSOLIDATION

The accompanying audited consolidated financial statements include the accounts of Hinto Energy, Inc. and its wholly owned subsidiary, South Uintah Gas Properties, Inc. (collectively the "Company"). All intercompany balances and transactions have been eliminated in consolidation.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


DEVELOPMENT STAGE

During the 4th quarter of the year ended December 31, 2012, we emerged from the Development Stage, due to returning to operations and realizing revenue.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset which ranges from five to seven years. Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.

                                 Life in
           Asset Type             Years     December 31, 2012  December 31, 2011
------------------------------ ------------ ------------------ -----------------
Machinery                         5 - 7     $          16,500  $               -
                               ------------ ------------------ -----------------
Subtotal                                               16,500                  -
Less Accumulated Depreciation                               -                  -
                               ------------ ------------------ -----------------
Net Book Value                              $          16,500  $               -
                               ============ ================== =================

In November 2012, the Company purchased a used backhoe, the Company has not accumulated any depreciation on this piece of machinery during the year ended December 31, 2012, due to the fact the machinery was not put into service until the very end of the year due to weather conditions.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

IMPAIRMENT

The Company reviews long-lived assets held for use, principally oil and gas leases, for impairment when events or circumstances indicate that their carrying value may not be recoverable. Impairment exists if the carrying amount of the long-lived asset is not recoverable from the undiscounted cash flows expected from its use and eventual disposition. We determine the amount of the impairment loss by comparing the carrying value of the long-lived asset to its estimated fair value. In the absence of quoted market prices, we determine estimated fair value generally based on the present value of future probability weighted cash flows expected from the continued use and value at sale of the long-lived asset.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the years ended December 31, 2012 and December 31, 2011, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and notes payable are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

INCOME TAXES

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

There were accounting standards and interpretations issued during the year ended December 31, 2012, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.


NOTE 3 - GOING CONCERN AND MANAGEMENTS' PLAN
--------------------------------------------

The Company's financial statements for the year ended December 31, 2012, the period of March 3, 2011 through December 31, 2011 and the period of March 3, 2011 through December 31, 2012 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $1,776,527 for the year ended December 31, 2012, and an accumulated deficit of $2,603,822 as of December 31, 2012. At December 31, 2012, the Company had a working capital deficit of $1,281,043.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


The future success of the Company is dependent on its ability to attract additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 4 - OIL AND GAS LEASES
---------------------------

Oil and gas properties consisted of the following as of December 31, 2012:


        Proved  properties                  $        803,200
        Unproved properties                                -
                                            -------------------
                                            $        803,200
              Accumulated depletion                    2,407
                                            -------------------
                                            $        800,793
                                            ===================
NATURAL BUTTES

The Company purchased a farmout of deep right interests in approximately 5,366 gross and 4,887 net acres in the central part of the Uintah Basin at Natural Buttes in Utah in July 2011, such purchase agreement was amended in December 2011. The final purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock (2,000,000 shares.) The upper zones above approximately 9,800 feet are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

During the year ended December 31, 2012, the Company has subsequently expended an additional $198,500 in cash for the completion of a gas pipeline connection, surface equipment and initial well rework on the 22-1 Well.

CISCO, UTAH

On May 9, 2012, the Company and Pacific Energy and Mining Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("The Pacific Agreement"). On May 30, 2012, the Company closed the transaction. As part of the Pacific Agreement, the Company acquired certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah.

The assets acquired include 4,783 gross acres in the Cisco Fields with an 80% Net Revenue Interest (NRI) and approximately 3,827 net acres. The property includes 27 wells that need to be re-worked, connected to a gas pipeline, or offset drilled.

In exchange for such oil and gas wells and related assets, the Company paid $325,000 in a combination of cash and a convertible promissory note, as follows:
$175,000 cash; and a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011

During the year ended December 31, 2012, the Company did not expend any development costs in connection with the re-working of these wells.

NOTE 5 - CONVERTIBLE PROMISSORY NOTES
-------------------------------------

During June 2012, the Company, in exchange for cash of $25,000, issued a convertible promissory note for $25,000. The note was convertible into shares of the Company's restricted common stock at $0.50 per share and has a term of 12 months. In September 2012, the holder of the note converted the $25,000 principal of the note into50,000 shares of the Company's common stock and the accrued interest of $364 into 728 shares of the Company's restricted common stock.

In May 2012, the Company, as part of the purchase of Cisco Pacific, issued the seller a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share. At December 31, 2012, the note had accrued interest of $7,082. Subsequent to the year ended December 31, 2012, the outstanding principal and accrued interest was paid in full for cash of $162,000. Consequently, no amortization of the note is necessary based on current stock values as the stock was subsequently settled in cash.

During the period of March 8, 2011 (Inception) through December 31, 2011, South Uintah, in exchange for cash, issued $500,000 of convertible promissory notes. The notes were convertible into shares of South Uintah's common stock at $0.25 per shares. The convertible notes earned interest at 6% and had a term of 1 year. In connection with the offering, the convertible notes holders were issued warrants exercisable for 2,000,000 shares of stock. The Warrants had a term of 2 years and an exercise price of $0.50 per share. At December 31, 2011, the notes had accrued interest of $16,401.

In January 2012, prior to the closing of the acquisition with Hinto, the principal ($500,000) and accrued interest ($17,983) were converted into a total of 2,071,931 shares of common stock, which were then exchanged for shares of Hinto's common stock as part of the acquisition.

NOTE 6 - SUBSCRIPTIONS RECEIVED
-------------------------------

During the year ended December 31, 2012, the Company had outstanding subscription receivables of $250,000 to purchase 500,000 shares of the Company's restricted common stock at $0.50 per share. The Company issued the 500,000 shares subsequent to the year ended December 31, 2012.

NOTE 7 - NOTES PAYABLES, OTHER
------------------------------

On July 15, 2011, as part of the purchase of the Natural Buttes properties, South Uintah entered into two promissory notes. The first was for $100,000 which had a term of the earlier of July 5, 2013 or the completion of a $2 Million stock offering. The second note was for $250,000, which had a due date of July 5, 2013 and a conversion rate of $5 per share. Both notes did not accrue interest.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


In December 2011, as part of the amendment of the purchase agreement for the Natural Buttes, the terms and the amounts of the notes were modified. The amount of the $100,000 note was reduced to $75,000 and the due date changed to July 5, 2012. The $250,000 note was reduced to $100,000, the conversion rate of $5 removed and the due date of the note remained at July 5, 2013. At December 31, 2012, the Company owed $75,000 under the note.

In July 2012, the Company re-negotiated the terms of the original $100,000 note in exchange for $5,000 principal payment on the note. As a result, the Company re-issued the note for a principal of $70,000, a new due date of July 5, 2013 and for payments of $5,000 to be made on a monthly basis. As of December 31, 2012, the Company had made total payments principal payments of $15,000 and still owed $55,000 on the note.

As part of the Settlement with Bridge Industries, discussed in Note 11, the Company has agreed to pay Bridge Industries a total of $100,000 in two tranches of $50,000 due on March 31, 2013 and June 30, 2013.

NOTE 8 - LONG TERM NOTE PAYABLE
-------------------------------

In December 2011, the Company, in exchange for cash, issued a $500,000, secured three-year note payable, convertible at a $1 per share and bearing interest at 10% per annum, with interest payable quarterly. The note is secured by oil and gas leases held by South Uintah in the Natural Buttes area. In June 2012 an interest payment of $12,500 was made in cash. At December 31, 2012 and 2011, the note had accrued interest of $2,049 and $14,554, respectively. At December 31, 2012, the note was still outstanding.

NOTE 9 - COMMITMENTS & CONTINGENCIES
------------------------------------

GENERAL

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible oil and gas production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


OPERATING HAZARDS AND INSURANCE

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

The Company to date has not acquired its own insurance coverage over its interests in the properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations; however, the Company may purchase additional insurance coverage when necessary.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

TITLE TO PROPERTIES

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current operations are conducted on properties acquired from third parties. Our existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

NOTE 10 - STOCKHOLDERS' EQUITY
------------------------------

COMMON STOCK

The authorized common stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At December 31, 2012, the Company had 16,236,527 shares of its common stock issued and outstanding.

During the year ended December 31, 2012, the Company issued 1,400,000 shares of its restricted common stock with a value of $0.50 per share, or $700,000 in connection with the settlement of the litigation with Bridge Industries, LLC as further described in Note 11.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


During the year ended December 31, 2012, the Company issued 915,000 shares of its common stock to investors that purchased $457,500 of securities at a price of $0.50 per common share and 348,868 shares for services valued at $243,435. This included issuance of 191,618 shares of common stock as a payment for outstanding accounts payable of $95,809 owed for legal services to an affiliate of the Company.

During the year ended December 31, 2012, the Company issued 75,000 shares of its common stock to pay accrued interest of $37,500.

During the year ended December 31, 2012, the Company issued 50,728 shares of its common stock upon the conversion of an outstanding convertible promissory note with a principal value of $25,000 and accrued interest of $364.

During the year ended December 31, 2012, the Company also issued 11,375,000 of its restricted common shares as part of the one for one share exchange with the shareholders of South Uintah as part of the Share Exchange Agreement, discussed in Note 1.

PREFERRED STOCK

On August 18, 2011, the Company filed an amendment to the Articles of Incorporation with the Secretary of State of Wyoming to authorize 25,000,000 shares of Preferred Shares to be designated in any series or classes and with those rights, privileges and preferences to be determined at the discretion of the Company's Board of Directors. At this time, the Company has not designated any series of preferred stock or issued any shares of preferred stock.

STOCK OPTION PLAN

On August 17, 2011, the Company's shareholders approved the 2011 Hinto Energy, Inc. Stock Option and Award Incentive Plan ("Plan"). The Plan provides for the grant of stock options to directors, officers, employees, consultants, and advisors of the Company. The Plan is administered by a committee consisting of members of the Board of Directors (the "Stock Option Committee"), or in its absence, the Board of Directors.

The Plan provides for a total of 2,000,000 shares of common stock to be reserved for issuance subject to options. During the years ended December 31, 2012 and 2011, the Board did not approve the grant of any options to purchase shares of common stock, nor the conditions, performance or vesting requirements.

WARRANTS

LITIGATION SETTLEMENT WARRANTS

During the year ended December 31, 2012, as part of the settlement of litigation with Bridge Industries, LLC (See Note 11), the Company issued warrants exercisable for a total of 800,000 shares of its common stock. The warrants have a term of 5 years and expire on December 18, 2017. The warrants have exercise prices as set forth below:

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


     NUMBER OF SHARES             EXERCISE PRICE
     ----------------             --------------
          200,000                     $0.25
          200,000                     $0.50
          200,000                     $1.00
          200,000                     $1.50

The total fair value of the options at the date of grant was $134,800 and was recorded as a litigation settlement expense. The Company used the following assumptions to determine the fair value of warrant grant on December 17, 2012:

     Expected life                    1 year
     Volatility                        103%
     Risk-free interest rate          3.125%
     Dividend yield                      0

The expected term of the warrants represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of the Company's common stock. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related warrants. The dividend yield represents our anticipated cash dividend over the expected life of the warrants.

WARRANT ISSUANCE - YEAR ENDED DECEMBER 31, 2011

During the year ended December 31, 2011, the Company issued 3,000,000 warrants, in connection with consulting services of officers and directors, vest at various dates from July 2012 through July 2014 and expires at various dates from June 2014 through June 2016. In addition, these individuals were issued
1,700,000 warrants, issued in connection with consulting services of the Company, are fully vested and expire at various dates from June 2014 through November 2014, with 1,100,000 warrants being exercisable at $1 and 600,000 being exercisable at $3.

During the year ended December 31, 2011, the Company issued 2,000,000 warrants to the shareholders of South Uintah in exchange for warrants issued to them in connection with convertible notes payable. The warrants expire in July 2013. These 2,000,000 warrants are callable at the option of the Company in the first year from the grant dates of May through July 2011 at the exercise price under various conditions, generally if the Company completes a $4,500,000 private placement of common stock.

No expense was recorded by the Company on the issuance of any of the 6,700,000 warrants issued during the year ended December 31, 2012 and 2011, as the Company's common stock did not have a trading market at the time of issuance and no material common stock cash sales had been made, and thus none of the warrants were in the money.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


A summary of warrant activity for year ended December 31, 2012 and the period of March 8, 2011 (Inception) through December 31, 2011 is presented below:

                                                      Weighted Average
                                                -------------------------------
                                  Shares Under  Exercise Price    Remaining
                                     Warrant                   Contractual Life
                                  ------------- -------------- ----------------
Outstanding at March 8, 2011                 -  $           -                -
    Granted                          6,700,000           1.31             1.71
    Exercised                                -              -                -
    Expired                                  -              -                -
                                  ------------- -------------- ----------------
Outstanding at December 31, 2011     6,700,000  $        1.31             1.71
   Granted                             800,000           0.75             4.96
   Exercised                                 -              -                -
   Expired                                   -              -                -
                                  ------------- -------------- ----------------
Outstanding at December 31, 2012     7,500,000  $        1.25             2.44
                                  ============= ============== ================

NOTE 11 - LEGAL MATTERS
-----------------------

In March 2012, a note holder of South Uintah Gas Properties, Inc. ("South Uintah"), Bridge Industries, LLC ("Bridge") filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole
County, Florida, alleging in general breach of contract and seeking return of all monies lent to South Uintah of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs. The Company had return $200,000 of the $400,000 lent in 2011, leaving a balance of $200,000 as of December 31, 2011.

In June 2011, Bridge entered into a subscription agreement with South Uintah, the now wholly-owned subsidiary of Hinto Energy, Inc. ("the Company"). The Subscription Agreement provided for the purchase of a Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of South Uintah's restricted common stock and warrants exercisable for 2,000,000 shares of South Uintah's common stock.

On December 18, 2012, the Company entered into a Settlement Agreement with Bridge that provided for the dismissal of the lawsuit and terms of final payment of the outstanding amounts owed to Bridge. Pursuant to the Settlement Agreement, the Company has agreed to the following:

     1. A $100,000 cash payment to Bridge in two traunches of $50,000 to be paid on or before March 31, 2013 and June 30, 2013.

     2. The issuance of 1,400,000 shares of the Company's common stock, which are to be registered in a Registration Statement on Form S-1.

     3. The issuance of warrants exercisable for a total of 800,000 shares of the Company's common stock. The warrants have a term of 5 years from December 18, 2012 and have a callable provision.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


As a result of the settlement, the Company has recognized a one-time litigation settlement expense of $704,247 in connection with the settlement of the litigation. The 1,400,000 shares of common stock were assigned a value of $700,000 and the warrants were determined to have a value of $134,800, see Note
10. Of the $704,247 of settlement expense, $634,800 was the result of the change in value of the Company's stock from the date of the original Bridge Industries investment of June 2011 and December 18, 2012. The Company issued the same number of common shares and warrants as would have been issued if the original Bridge Industries investment had gone forward on a pro-rata basis of $200,000 versus $500,000, plus an additional $100,000 cash payment from the Company to Bridge Industries, less accrued interest owed on funds loaned by Bridge Industries of $30,447.

NOTE 13 - INCOME TAXES
----------------------

The Company is subject to domestic income taxes. The Company has recognized minimal income during the year ended December 31, 2012, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss
(NOL) carry-forwards. The NOL carry forwards expire in various years through 2031. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the NOL carry-forwards. NOL carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                                     Estimated NOL        Valuation    Net Tax
                                 Carry-forward benefit    Allowance    Benefit
                               =================================================

From March 8, 2011 (Inception)
   through December 31, 2011           $307,038           $(307,038)      -
           December 31, 2012           $520,764           $(520,764)      -


NOTE 14 - SUBSEQUENT EVENTS
---------------------------

On June 14, 2013, the Company acquired all right and title to oil and gas leases for a total of 559 gross acres in the Unit for the 1st Cat Creek formation in the Musselshell County, Montana. The property includes 6 wells in a field to be water flooded that needs the wells to be re-worked. The Company acquires such leases in exchange for $25,000 cash and a 5% working interest.

On June 14, 2013, the Company acquired all right and title to oil and gas leases for a total of 722 gross acres in the Musselshell County, Montana. In exchange for such oil and gas leases, the Company paid $101,100 in a combination of cash and stock, as follows: (a) $65,000 in cash; and (b) $36,100 payable in restricted common stock valued at $0.58 per share (2/3 of the June 4, 2013 closing price of $0.87) for a total of 62,242 shares.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


In addition, the Company has a thirty day option to purchase other oil and gas leases in the Musselshell Field from S & L Energy for a price of $60 per acre.

On June 17, 2012, the Company closed on the acquisition of all right and title to certain mineral estates in Grand County, Utah. The mineral estates include 4,435 acres, 9 well bores and space to drill additional wells. In addition, the Company acquired the owner's natural gas gathering system, which interconnects with the Company's existing gathering system, thereby reducing new pipe gathering system construction by several miles. The Company has acquired 100% of the working interests in the estates.

In exchange for such mineral estates, the Company paid a total of $100,000 in a combination of cash and stock, (a) $75,000 in cash; and (b) $25,000 in the form of 50,000 shares of the Company's restricted common stock.

The properties are located in Grand County, Utah in the Greater Cisco area of the Uintah Basin and are located in the vicinity of the Company's existing properties in the Greater Cisco area.

The Company has evaluated it activities subsequent to the year ended December 31, 2012, through the issuance of financial statements and found no other reportable subsequent events.

NOTE 15 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED)
---------------------------------------------------------

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (UNAUDITED)

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.
Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

Proved reserves are estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recovered in future years from known reservoirs with existing equipment under existing economic and operating conditions.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

OIL AND GAS RESERVES

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at December 31, 2012.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


NET PROVED DEVELOPED AND UNDEVELOPED RESERVES - (IN MILLIONS OF BARRELS "MBBLS") OF OIL:

                                                                 2012
                                                           ---------------
                                                             (unaudited)

     January 1, 2012                                                  -
     Purchase of properties                                         267
     Revisions of previous estimates                                  -
     Extension, discoveries, other estimates                          -
     Production                                                       -
     Disposition of properties                                        -
                                                           ---------------

     December 31, 2012                                              267
                                                           ===============




NET PROVED DEVELOPED AND UNDEVELOPED RESERVES - (IN MILLIONS OF STANDARD CUBIC FEET "MMSCF") OF NATURAL GAS:

                                                                 2012
                                                          ----------------
                                                             (unaudited)

     January 1, 2012                                                  -
     Purchase of properties                                         147
     Revisions of previous estimates                                  -
     Extension, discoveries, other estimates                          -
     Production                                                       -
     Disposition of properties                                        -
                                                          ----------------

     December 31, 2012                                              147
                                                          ================

NET PROVED OIL AND GAS RESERVES CONSISTED OF THE FOLLOWING AT DECEMBER 31, 2012:

                                                    Oil            Natural Gas
                                                 Reserves           Reserves
                                                   Gross              Gross
                                                   MBbls              MMScf
                                              --------------     --------------
                                                (unaudited)        (unaudited)

     Proved developed producing                        24                  -
     Proved undeveloped                               243                147
                                              --------------     --------------
     Total proven                                     267                147
                                              ==============     ==============

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
                    For the Year Ended December 31, 2012 and
       The Period from March 8, 2011 (Inception) through December 31, 2011


RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES FOR THE YEAR ENDED DECEMBER 31, 2012

     The Year Ended December 31, 2012                           (unaudited)

     Revenue                                                 $       29,908
     Operating expenses (re-working costs)                          107,982
     Depletion                                                        2,407
                                                             -----------------

     Operating loss                                                 (80,481)

     Income tax provision                                                 -
                                                             -----------------

     Results of operations for oil and gas properties        $      (80,481)
                                                             =================


COST INCURRED FOR OIL AND GAS PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES

                                                               (unaudited)
     Property acquisition
         Unproved                                            $            -
         Proved                                                     803,200
     Exploration                                                          -
     Development                                                    213,555
                                                             -----------------

     Total costs incurred                                    $    1,016,755
                                                             =================

AGGREGATE CAPITALIZED COSTS

Capitalized costs relating to oil and gas activities are as follows:

     December 31, 2012                                         (unaudited)

     Proved                                                  $    1,016,755
     Unproved                                                             -
                                                             -----------------

     Total capitalized costs                                 $    1,016,755

     Accumulated depreciation and depletion                         (24,283)
                                                             -----------------

     Net capitalized costs                                   $      992,742
                                                             =================

                               HINTO ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE THREE-MONTHS ENDED MARCH 31, 2013 AND 2012
                                  (UNAUDITED)

                                             HINTO ENERGY, INC.
                                         CONSOLIDATED BALANCE SHEETS
                                                 (UNAUDITED)

                                                                             March 31,        December 31,
                                                                               2013              2012
                                                                          ---------------   ---------------
Assets
        Current Assets:
               Cash                                                       $      128,061    $       57,709
               Accounts Receivable                                                     -                 -
               Deposits                                                          (12,843)           (4,473)
                                                                          ---------------   ---------------
        Total Current Assets                                                     115,218            53,236
                                                                          ---------------   ---------------

        Property and Equipment:
               Machinery, net of accumulated depreciation
                     of $825 and $0, respectively                                 15,675            16,500
                                                                          ---------------   ---------------

        Oil and Natural Gas Properties:
               Proved Properties                                                 803,200           803,200
               Unproved Properties                                                     -                 -
               Other Property and Equipment                                      263,555           213,555
               Less Accumulated Depreciation and Depletion                       (32,700)          (24,283)
                                                                          ---------------   ---------------
        Total Other Assets                                                     1,034,055           992,472
                                                                          ---------------   ---------------

Total Assets                                                              $    1,164,948    $    1,062,208
                                                                          ===============   ===============


Liabilities and Stockholders' Euiqty (Deficit)
        Current liabilities
               Accounts payable                                           $       21,546    $       28,888
               Accrued liabilities                                               117,014            78,268
               Subscription received                                              90,000           250,000
               Stock owed for services                                             7,500                 -
               Notes payable, other                                              354,000           405,000
                                                                          ---------------   ---------------
        Total Current Liabilities                                                590,060           762,156

        Asset recovery obligations                                                72,122            72,122
        Long term note payable                                                   500,000           500,000
                                                                          ---------------   ---------------

Total liabilities                                                         $    1,162,182    $    1,334,278
                                                                          ---------------   ---------------

Stockholders'  Equity (Deficit)
        Preferred stock, $0.001 par value; 25,000,000 shares
          authorized, no shares issued and outstanding                                 -                 -
        Common stock, $0.001 par value; 50,000,000 shares authorized,
         17,146,527 and 16,236,527 shares issued and outstanding
          at March 31, 2013 and December 31, 2012, respectively                   17,147            16,237
        Additional paid-in capital                                             2,769,605         2,315,515
        Accumulated deficit                                                   (2,783,986)       (2,603,822)
                                                                          ---------------   ---------------
               Total Stockholders' Equity(Deficit)                                 2,766          (272,070)
                                                                          ---------------   ---------------

Total liabilities and stockholders' equity (deficit)                      $    1,164,948    $    1,062,208
                                                                          ===============   ===============




           See the notes to these consoldiated financial statements.

                                        HINTO ENERGY, INC.
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE THREE MONTHS END MARCH 31, 2013 AND 2012
                                            (UNAUDITED)


                                                                     Three Months Ended
                                                               March 31,            March 31,
                                                                 2013                 2012
                                                           -----------------   ------------------
Revenue:                                                   $         11,631    $               -

Direct Cost of Revenue                                               39,112                    -
Depreciation and Depletion                                            8,416                    -
                                                           -----------------   ------------------
                                                                    (35,897)                   -

Operational expenses:
      Office expenses                                                62,899              156,570
      Consulting fees                                                65,500               63,230
                                                           -----------------   ------------------
          Total operational expenses                                128,399              219,800
                                                           -----------------   ------------------

Other Income (Expenses)
      Litigation Settelment Expense                                    (570)                   -
      Interest expense                                              (15,298)             (17,859)
                                                           -----------------   ------------------
          Total other income (expense)                              (15,868)             (17,859)
                                                           -----------------   ------------------

Net loss                                                   $       (180,164)   $        (237,659)
                                                           =================   ==================

Per share information

Net loss per common share
      Basic                                                $          (0.02)   $           (0.02)
      Fully diluted                                                       *                    *
                                                           =================   ==================

Weighted average number of common
      stock outstanding                                          16,513,305           11,773,206
                                                           =================   ==================

      * Not provided as it is anti-dilutive




            See the notes to these consolidated financial statements.

                                                      HINTO ENERGY, INC.
                                        CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                           FOR THE THREE MONTHS ENDED MARCH 31, 2013
                                                          (UNAUDITED)



                                                 Common Stock             Additional                               Total
                                    ----------------------------------      paid-in          Accumulated        Stockholders'
                                      Number of Shares      Amount          Capital            Deficit            Equity
                                    -------------------  -------------  ----------------   ----------------  -----------------

Balance - January 1, 2013                   16,236,527   $     16,237   $     2,315,515    $    (2,603,822)  $       (272,070)

Issuance of Shares for cash                    850,000            850           424,150                  -            425,000

Issuance of shares for services                 10,000             10             4,990                  -              5,000

Issuance of shares for interest                 50,000             50            24,950                  -             25,000

Net Loss                                             -              -                 -           (180,164)          (180,164)
                                    -------------------  -------------  ----------------   ----------------  -----------------
Balance - March 31, 2013                    17,146,527   $     17,147   $     2,769,605    $    (2,783,986)  $          2,766
                                    ===================  =============  ================   ================  =================



           See the notes to these consolidated financial statements.

                                                      HINTO ENERGY, INC.
                                             CONSOLIDATED STATEMENT OF CASH FLOWS
                                      FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
                                                          (UNAUDITED)


                                                                                        For the Three Months Ended
                                                                                     March 31,                March 31,
                                                                                        2013                    2012
                                                                               -----------------------   --------------------
Cash Flows from Operating Activities:
         Net Loss                                                              $             (180,164)   $          (237,659)
Adjustments to net loss for non-cash items:
         Accrued interest converted to stock                                                   25,000                 17,982
         Stock issued for services                                                              5,000                 17,250
         Amortization, Depreciation and Depletion                                               9,242                      -
Adjustments to reconcile net loss to net cash used in operating activities:
         Decrease (increase) in deposits and advances                                           5,370                      -
         Increase in accounts payable                                                          (5,841)                35,088
         Increase in accrued liabilities                                                       41,745                    (17)
                                                                               -----------------------   --------------------
Net Cash Used by Operating Activities                                                         (99,648)              (167,356)
                                                                               -----------------------   --------------------

Cash Flows from Investing Activities
         Well rework                                                                          (50,000)              (198,500)
                                                                               -----------------------   --------------------
Net Cash Used in Investing Activities                                                         (50,000)              (198,500)
                                                                               -----------------------   --------------------

Cash Flows from Financing Activities:
         Payments on other notes payable                                                      (52,500)                     -
         Stock to be issued for services                                                        7,500                      -
         Proceeds from sale of common stock                                                   175,000                165,000
         Proceeds from subscription receivable                                                 90,000                      -
                                                                               -----------------------   --------------------
Net Cash Provided by Financing Activities                                                     220,000                165,000
                                                                               -----------------------   --------------------

Net Increase (decrease) in Cash                                                                70,352               (200,856)

Cash and Cash Equivalents - Beginning of Period                                                57,709                487,501
                                                                               -----------------------   --------------------

Cash and Cash Equivalents - End of Period                                      $              128,061    $           286,645
                                                                               =======================   ====================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                                        $                    -    $                 -
                                                                               =======================   ====================
         Cash paid for income taxes                                            $                    -    $                 -
                                                                               =======================   ====================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:
         Issuance of common stock for deposits and
                 accounts payable                                              $              199,309    $            17,250
                                                                               =======================   ====================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
         ACTIVITIES:
         Issuance of promissory note for services                              $               10,000    $                 -
                                                                               =======================   ====================

            See the notes to these consolidated financial statements.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

BUSINESS

Hinto Energy, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company and its wholly-owned subsidiary, South Uintah Gas Properties, Inc. are involved in the acquisition and development of oil and gas prospects in the rocky mountain region. The Company has oil and gas leases, wells and new drilling prospects in both Utah and Montana.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting under GAAP (Generally Accepted Accounting Principles).

BASIS OF PRESENTATION

CONSOLIDATION

The accompanying audited consolidated financial statements include the accounts of Hinto Energy, Inc. and its wholly owned subsidiary, South Uintah Gas Properties, Inc. (collectively the "Company"). All intercompany balances and transactions have been eliminated in consolidation.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset which ranges from five to seven years. Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)


                                    Life in
           Asset Type                Years     March 31, 2013 December 31, 2012
--------------------------------- ------------ -------------- -----------------
Machinery                            5 - 7     $       16,500 $          16,500
                                  ------------ -------------- -----------------
Subtotal                                               16,500            16,500
Less Accumulated Depreciation                            (825)                -
                                  ------------ -------------- -----------------
Net Book Value                                 $       15,675 $          16,500
                                  ============ ============== =================


OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

IMPAIRMENT

The Company reviews long-lived assets held for use, principally oil and gas leases, for impairment when events or circumstances indicate that their carrying value may not be recoverable. Impairment exists if the carrying amount of the long-lived asset is not recoverable from the undiscounted cash flows expected from its use and eventual disposition. We determine the amount of the impairment loss by comparing the carrying value of the long-lived asset to its estimated fair value. In the absence of quoted market prices, we determine estimated fair

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)


value generally based on the present value of future probability weighted cash flows expected from the continued use and value at sale of the long-lived asset.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the three months ended March 31, 2013 and 2012, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and notes payable are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

INCOME TAXES

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)


RECENT ACCOUNTING PRONOUNCEMENTS

There were accounting standards and interpretations issued during the three months ended March 31, 2013, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 3 - GOING CONCERN AND MANAGEMENTS' PLAN
--------------------------------------------

The Company's financial statements for the three months ended March 31, 2013 and 2012 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $180,164 for the three months ended March 31, 2013, and an accumulated deficit of $2,783,986 as of March 31, 2013. At March 31, 2013, the Company had a working capital deficit of $474,482.

The future success of the Company is dependent on its ability to attract additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 4 - OIL AND GAS LEASES
---------------------------

Oil and gas properties consisted of the following as of March 31, 2013:

                                            March 31,          December 31,
                                               2013               2012
                                        ------------------- ------------------
Proved   properties                     $        803,200    $       803,200
Unproved properties                                    -                  -
                                        ------------------- ------------------
                                        $        803,200    $       803,200
      Accumulated depletion                        2,873              2,047
                                        ------------------- ------------------
                                        $        800,327    $       801,153
                                        =================== ==================

During the months ended March 31, 2013 and 2012, the Company recognized a depletion expense of $827 and $-0-, respectively.

NATURAL BUTTES

The Company purchased a farmout of deep right interests in approximately 5,366 gross and 4,887 net acres in the central part of the Uintah Basin at Natural Buttes in Utah in July 2011, such purchase agreement was amended in December 2011. The final purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock (2,000,000 shares.) The upper zones above approximately 9,800 feet are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

During the three months ended March 31, 2013, the Company did not expend any development costs in connection with the re-working of this well. During the year ended December 31, 2012, the Company expended $198,500 in cash for the

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)


completion of a gas pipeline connection, surface equipment and initial well rework on the 22-1 Well.

CISCO, UTAH

On May 9, 2012, the Company and Pacific Energy and Mining Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("The Pacific Agreement"). On May 30, 2012, the Company closed the transaction. As part of the Pacific Agreement, the Company acquired certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah.

The assets acquired include 4,783 gross acres in the Cisco Fields with an 80% Net Revenue Interest (NRI) and approximately 3,827 net acres. The property includes 27 wells that need to be re-worked, connected to a gas pipeline, or offset drilled.

In exchange for such oil and gas wells and related assets, the Company paid $325,000 in a combination of cash and a convertible promissory note, as follows:
$175,000 cash; and a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share.

During the three months ended March 31, 2013, the Company expended $50,000 in connection with the re-work of the wells on this property.

NOTE 5 - CONVERTIBLE PROMISSORY NOTE
------------------------------------

In May 2012, the Company, as part of the purchase of Cisco Pacific, issued the seller a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share. At March 31, 2013, the note had accrued interest of $10,041. Subsequent to the three months ended March 31, 2013, the outstanding principal and accrued interest was paid in full for cash of $162,000.

NOTE 6 - SUBSCRIPTIONS RECEIVED
-------------------------------

During the three months ended March 31, 2013, the Company had outstanding subscriptions receivables of $90,000 to purchase 180,000 shares of the Company's restricted common stock at $0.50 per share. The Company issued the shares in April 2013.

During the year ended December 31, 2012, the Company had outstanding subscription receivables of $250,000 to purchase 500,000 shares of the Company's restricted common stock at $0.50 per share. The Company issued the 500,000 shares in March 2013.

NOTE 7 - NOTES PAYABLES, OTHER
------------------------------

On July 15, 2011, as part of the purchase of the Natural Buttes properties, South Uintah entered into two promissory notes. The first was for $100,000 had a term of the earlier of July 5, 2013 or the completion of a $2 Million stock offering. The second note was for $250,000, had a due date of July 5, 2013 and a conversion rate of $5 per share. Both notes did not accrue interest.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)


In December 2011, as part of the amendment of the purchase agreement for the Natural Buttes, the terms and the amounts of the notes were modified. The amount of the $100,000 note was reduced to $75,000 and the due date changed to July 5, 2013. The $250,000 note was reduced to $100,000, the conversion rate of $5 removed and the due date of the note remained at July 5, 2013. At March 31, 2013, the Company owed $100,000 under the note.

In July 2012, the Company re-negotiated the terms of the original $75,000 note in exchange for $5,000 principal payment on the note. As a result, the Company re-issued the note for a principal of $70,000, a new due date of July 5, 2013 and for payments of $5,000 to be made on a monthly basis. As of March 31, 2013, the Company had made total payments principal payments of $25,000 and still owed $45,000 on the note.

As part of the Settlement with Bridge Industries, discussed in Note 11, the Company has agreed to pay Bridge Industries a total of $100,000 in two tranches of $50,000 due on March 31, 2013 and June 30, 2013. On March 31, 2013, the
Company made a payment of $50,000.

NOTE 8 - LONG TERM NOTE PAYABLE
-------------------------------

In December 2011, the Company, in exchange for cash, issued a $500,000, secured three-year note payable, convertible at a $1 per share and bearing interest at 10% per annum, with interest payable quarterly. The note is secured by oil and gas leases held by South Uintah in the Natural Buttes area. In June 2012 an interest payment of $12,500 was made in cash. At March 31, 2012, the note had accrued interest of $0. During the three months ended March 31, 2013, the Company paid accrued interest through the issuance of 50,000 shares of its restricted common stock valued at $0.50 per share. At March 31, 2013, the note was still outstanding.

NOTE 9 - COMMITMENTS & CONTINGENCIES
------------------------------------

GENERAL

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible oil and gas production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

OPERATING HAZARDS AND INSURANCE

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)


The Company to date has not acquired its own insurance coverage over its interests in the properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations; however, the Company may purchase additional insurance coverage when necessary.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

TITLE TO PROPERTIES

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current operations are conducted on properties acquired from third parties. Our existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

NOTE 10 - STOCKHOLDERS' EQUITY
------------------------------

COMMON STOCK

The authorized common stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At March 31, 2013, the Company had 17,146,527 shares of its common stock issued and outstanding.

During the three months ended March 31, 2013, the Company issued 350,000 shares of its restricted common stock for $175,000 at a price of $0.50 per share.

During the three months ended March 31, 2013, the Company issued 500,000 shares of its restricted common stock as payment for an outstanding subscription agreement of $250,000.

During the three months ended March 31, 2013, the Company issued 10,000 shares of its restricted common stock for investor relation services valued at $5,000.

During the three months ended March 31, 2013, the Company issued 50,000 shares of its restricted stock as a payment of $25,000 in interest on its outstanding long term $500,000 note payable.

PREFERRED STOCK

On August 18, 2011, the Company filed an amendment to the Articles of Incorporation with the Secretary of State of Wyoming to authorize 25,000,000 shares of Preferred Shares to be designated in any series or classes and with those rights, privileges and preferences to be determined at the discretion of

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)


the Company's Board of Directors. At this time, the Company has not designated any series of preferred stock or issued any shares of preferred stock.

STOCK OPTION PLAN

On August 17, 2011, the Company's shareholders approved the 2011 Hinto Energy, Inc. Stock Option and Award Incentive Plan ("Plan"). The Plan provides for the grant of stock options to directors, officers, employees, consultants, and advisors of the Company. The Plan is administered by a committee consisting of members of the Board of Directors (the "Stock Option Committee"), or in its absence, the Board of Directors.

The Plan provides for a total of 2,000,000 shares of common stock to be reserved for issuance subject to options. During the years ended December 31, 2012 and 2011, the Board did not approve the grant of any options to purchase shares of common stock, nor the conditions, performance or vesting requirements.

WARRANTS

During the three months ended March 31, 2013, the Company did not issue any warrants for its common stock.

A summary of warrant activity for the three months ended March 31, 2013 is presented below:

                                                       Weighted Average
                                                 -------------------------------
                                   Shares Under                     Remaining
                                      Warrant    Exercise Price Contractual Life
                                   ------------- -------------- ----------------
Outstanding at December 31, 2012       7,500,000 $         1.25            2.44
   Granted                                     -              -               -
   Exercised                                   -              -               -
   Expired                                     -              -               -
                                   ------------- -------------- ----------------
Outstanding at March 31, 2013          7,500,000 $         1.25            2.23
                                   ============= ============== ================

NOTE 11 - INCOME TAXES
----------------------

The Company is subject to domestic income taxes. The Company has recognized minimal income during the three months ended March 31, 2013, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss
(NOL) carry-forwards. The NOL carry forwards expire in various years through 2031. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the NOL carry-forwards. NOL carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

                               HINTO ENERGY, INC.
                 Notes to the Consolidated Financial Statements
               For the Three Months Ended March 31, 2013 and 2012
                                   (Unaudited)

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                                    Estimated NOL        Valuation     Net Tax
                                Carry-forward benefit    Allowance     Benefit
                                ===============================================


            March 31, 2013             $556,797          $(556,797)        -
           December 31, 2012           $520,764          $(520,764)        -


NOTE 12 - SUBSEQUENT EVENTS
---------------------------

On June 14, 2013, the Company acquired all right and title to oil and gas leases for a total of 559 gross acres in the Unit for the 1st Cat Creek formation in the Musselshell County, Montana. The property includes 6 wells in a field to be water flooded that needs the wells to be re-worked. The Company acquires such leases in exchange for $25,000 cash and a 5% working interest.

On June 14, 2013, the Company acquired all right and title to oil and gas leases for a total of 722 gross acres in the Musselshell County, Montana. In exchange for such oil and gas leases, the Company paid $101,100 in a combination of cash and stock, as follows: (a) $65,000 in cash; and (b) $36,100 payable in restricted common stock valued at $0.58 per share (2/3 of the June 4, 2013 closing price of $0.87) for a total of 62,242 shares.

In addition, the Company has a thirty day option to purchase other oil and gas leases in the Musselshell Field from S & L Energy for a price of $60 per acre.

On June 17, 2012, the Company closed on the acquisition of all right and title to certain mineral estates in Grand County, Utah. The mineral estates include 4,435 acres, 9 well bores and space to drill additional wells. In addition, the Company acquired the owner's natural gas gathering system, which interconnects with the Company's existing gathering system, thereby reducing new pipe gathering system construction by several miles. The Company has acquired 100% of the working interests in the estates.

In exchange for such mineral estates, the Company paid a total of $100,000 in a combination of cash and stock, (a) $75,000 in cash; and (b) $25,000 in the form of 50,000 shares of the Company's restricted common stock.

The properties are located in Grand County, Utah in the Greater Cisco area of the Uintah Basin and are located in the vicinity of the Company's existing properties in the Greater Cisco area.

The Company has evaluated it activities subsequent to March 31, 2013 and through the issuance of the financial statements and found no other reportable subsequent events.

F. SELECTED FINANCIAL INFORMATION
---------------------------------

Not applicable.

G. SUPPLEMENTARY FINANCIAL INFORMATION
--------------------------------------

Not applicable.

H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR AUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN. IN CONNECTION WITH, AND BECAUSE WE DESIRE TO TAKE ADVANTAGE OF, THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WE CAUTION READERS REGARDING CERTAIN FORWARD LOOKING STATEMENTS IN THE FOLLOWING DISCUSSION AND ELSEWHERE IN THIS REPORT AND IN ANY OTHER STATEMENT MADE BY, OR ON OUR BEHALF, WHETHER OR NOT IN FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS ARE STATEMENTS NOT BASED ON HISTORICAL INFORMATION AND WHICH RELATE TO FUTURE OPERATIONS, STRATEGIES, FINANCIAL RESULTS OR OTHER DEVELOPMENTS. FORWARD LOOKING STATEMENTS ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND OUR CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON OUR BEHALF. WE DISCLAIM ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

PLAN OF OPERATIONS

We only began to recognize minimal revenues from our operations during the last half of 2012. We have minimal capital, moderate cash. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources, none of which have been arranged nor assured.

During the first quarter of 2013, we continued our re-work efforts on our properties in the Cisco Springs oil and gas field in the Uintah Basin of Grand County, Utah; performance of geological analysis of existing properties and the identification of potential properties for acquisition. Re-work efforts in the Cisco Springs field focused on the Company's 5A well and the well is now being tested and results of the testing are being evaluated.

During the first quarter of 2013, we raised $175,000 from the sale of 350,000 shares of our restricted common stock. We raised an additional $90,000 in subscription receivables for 180,000 shares of our restricted common stock. These shares were issued subsequent to March 31, 2013.

We will need substantial additional capital to support our existing and proposed future energy operations. We have only recognized minimal and sporadic revenues. We have no committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 COMPARED TO THE PERIOD OF INCEPTION (MARCH 8, 2011) THROUGH DECEMBER 31, 2011

During the period of inception (March 8, 2011) through December 31, 2011, the Company did not recognize any revenues from its operating activities.

During the year ended December 31, 2012, the Company recognized revenues of $29,208 from its operational activities and cost of revenue $174,479, including $107,982 in direct costs of revenue, $24,283 in depreciation and depletion and $72,122 in asset recovery obligation expense. The Company expects to continue to recognize revenues from its operational activities, but does not expect such revenues to be adequate to support its current operations in the near term.

During the year ended December 31, 2012, we incurred total operational expenses of $810,836 compared to $793,720 during the period of inception (March 8, 2011) through December 31, 2011. The increase of $17,116 was a result of an increase of $200,909 in general and administrative expense combined with a $155,402 increase in consulting expenses offset by the decrease in the one-time write off of $339,195 in goodwill in 2011. We expect operational expenses to increase as we continue to pursue our operational plan.

During the year ended December 31, 2012, we recognized a net loss of $1,776,527 compared to $827,295 during the period of inception (March 8, 2011) through December 31, 2011. The increase of $949,232 was a result of the $17,173 increase in operational expenses, an increase of $174,479 in costs of revenue and a litigation settlement expense of $704,247, offset by a $29,208 increase in revenues.

LIQUIDITY

At December 31, 2012, the Company had total current assets of $53,235, consisting of $57,709 in cash and $(4,474) in deposits. At December 31, 2012, the Company had total current liabilities of $762,155, consisting of accounts payable of $28,888, accrued liabilities of $78,268, a stock subscription payable of $250,000 and notes payable of $405,000. At December 31, 2012, the Company had working capital deficit of $1,281,042.

During the year ended December 31, 2012, the Company used $535,651 in its operations. During the year ended December 31, 2012, we recognized a net loss of $1,776,527, which was reconciled for the non-cash items consisting of a $37,418 in accrued interest converted to common stock, $174,435 in stock issued for services, $24,283 in depreciation and depletion and $72,122 in asset recovery expense.

During the period of Inception (March 8, 2011) through December 31, 2011, the Company used $409,599 in its operations. During the period of Inception (March 8, 2011) through December 31, 2011, we recognized a net loss of $827,295, which was reconciled for the non-cash items consisting of a $550 in common stock issued for services and a write down of $339,195 in goodwill.

During the year ended December 31, 2012, we used $405,050 in our investing activities, $213,550 solely in the development of our 22-1 well, $175,000 on the purchase of certain oil and gas properties and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah, and $16,500 in the purchase of machinery.

During the period of inception (March 8, 2011) through December 31, 2011, the Company used $603,000 in our investing activities, $300,000 to acquire a 70% interest in Hinto Energy, Inc., which we eventually merged with and $303,000 to purchase oil and gas leases.

During the year ended December 31, 2012, we received $287,500 from our financing activities compared to $1,500,100 during the period of inception (March 8, 2011) through December 31, 2011.

During May 2012, the Company in exchange for cash of $25,000 issued a convertible promissory note for $25,000. The note is convertible in shares of the Company's restricted common stock at $0.50 per share and a term of 12 months. In September 2012, the holder of the convertible promissory note converted the principal of $25,000 and the accrued interest of $364 for 50,724 shares of common stock.

During the year ended December 31, 2012, the Company issued 915,000 shares of its common stock to investors that purchased $457,500 of securities at a price of $.50 per common share and 348,868 shares for services valued at $243,435.

During the year ended December 31, 2012, the Company issued 191,618 shares of its common stock as a payment for outstanding accounts payable of $95,809 owed for legal services to an affiliate of the Company.

During the year ended December 31, 2012, the Company issued 75,000 shares of its common stock as interest of $37,500.

The Company also issued 11,375,000 of its restricted common shares to acquire South Uintah Gas Properties, Inc. in January 2012.

In June 2011, Bridge entered into a subscription agreement with South Uintah, the now wholly-owned subsidiary of the Company. The Subscription Agreement provided for the purchase of a Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of South Uintah's restricted common stock and warrants exercisable for 1,000,000 shares of South Uintah's common stock.

In March 2012 a note holder of South Uintah, Bridge filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general breach of contract and seeking return of all monies lent to South Uintah of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs.

On December 18, 2012, the Company entered into a Settlement Agreement with Bridge that provided for the dismissal of the lawsuit and terms of final payment of the outstanding amounts owed to Bridge. Pursuant to the Settlement Agreement, the Company has agreed to the following:

     1. A $100,000 cash payment to Bridge in two traunches of $50,000 to be paid on or before March 31, 2013 and June 30, 2013.
     2. The issuance of 1,400,000 shares of the Company's common stock, which are to be registered in a Registration Statement on Form S-1.
     3. The issuance of warrants exercisable for a total of 800,000 shares of the Company's common stock. The warrants have a term of 5 years from December 18, 2012 and have a callable provision.

As a result of the settlement, the Company has recognized a one-time litigation settlement expense of $704,247 in connection with the settlement of the litigation. The 1,400,000 shares of common stock were assigned a value of $700,000 and the warrants were determined to have a value of $134,800.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2012

During the three months ended March 31, 2013, the Company recognized revenues of $11,631 from its operational activities, specifically the sale of 186.38 barrels at an average price of $77.20 per barrel. During the three months ended March 31, 2013, the Company recognized a direct cost of revenue of $39,112. During the three months ended March 31, 2013, the Company recognized depletion and depreciation expenses of $8,416. This resulted in a negative gross profit of ($35,897). The Company did not recognize any revenues during the three months ended March 31, 2012.

During the three months ended March 31, 2013, we incurred total operational expenses of $128,399 compared to $219,800 during the three months ended March 31, 2012. The decrease of $91,401 was a result of the $93,671 decrease in office expenses offset by the $2,270 increase in consulting expenses. The $93,671 decrease in office expenses was a result of a $33,297 decrease in legal expenses, a $32,101 decrease in investor relation expenses and $35,000 decrease in consulting expenses.

During the three months ended March 31, 2013, we recognized a net loss of $180,164 compared to a net loss of $237,659 during the three months ended March 31, 2012. The decrease of $57,495 was a result of the $11,631 increase in revenues, offset by a $47,528 increase in cost of revenues and a $91,401 decrease in operational expenses.

LIQUIDITY

At March 31, 2012, the Company had total current assets of $115,218, consisting of cash of $128,061 and prepaid expenses of ($12,843). At March 31, 2013, the Company had total current liabilities of $590,060, consisting of, accounts payable of $21,546, accrued liabilities of $117,014, subscription payable of $90,000 and stock owed for services of $7,500 and notes payables of $354,000. At March 31, 2013, we have a working capital deficit of $474,482.

During the three months ended March 31, 2013, we used cash of $99,648 in operations. During the three months ended March 31, 2013, we recognized a net loss of $180,164, which was adjusted for the non-cash items of accrued interest of $25,000, services of $5,000 paid in common stock and depletion and depreciation of $9,242.

During the three months ended March 31, 2012, we used cash of $167,356 in operations. During the three months ended March 31, 2013, the Company recognized a net loss of $237,659, which was adjusted for the non-cash items of $17,982 in interest paid for using stock and $17,250 in services paid for with stock.

During the three months ended March 31, 2013, we used $50,000 in our investing activities, in the re-work efforts of our wells in the Cisco Springs Field. During the three months ended March 31, 2012, we used $198,500 in our investing activities, solely in the development of our 22-1 well..

During the three months ended March 31, 2013, we received $220,000 from our financing activities compared to $165,000 during the three months ended March 31, 2012.

During the three months ended March 31, 2013, the Company issued 350,000 shares of its restricted common stock for $175,000 at a price of $0.50 per share. During the three months ended March 31, 2013, the Company had outstanding subscription agreements of $90,000 to purchase 180,000 shares of the Company's restricted common stock at $0.50 per share. The Company issued these shares in April 2013.

During the three months ended March 31, 2013, the Company made payments of $52,500 on outstanding notes payable.

SHORT TERM

On a short-term basis, we have not generated any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as the Company continues exploration activities.

CAPITAL RESOURCES

The Company has only common stock as its capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet its cash needs. The Company will have to seek loans or equity placements to cover such cash needs. Once exploration commences, its needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by the Company's management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover the Company's expenses as they may be incurred.

The Company will need substantial additional capital to support its proposed future energy operations. We have MINIMAL revenues. The Company has NO committed source for any funds as of the date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. The Company may, in any particular case, decide to participate or decline participation. If participating, we may pay its proportionate share of costs to maintain the Company's proportionate interest through cash flow or debt or equity financing. If participation is declined, the Company may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

CRITICAL ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES
--------------------------------------------------------------------------------

Ronald Chadwick, PC, formerly the independent registered public accountant for Hinto Energy, Inc. ("the Company") was dismissed as the Company's independent registered public accountant on April 15, 2013.

On April 15, 2013, the Board of Directors of the Company approved the engagement of new auditors, Borgers & Cutler, CPA, PC, of Colorado to be the Company's independent registered public accountant. No audit committee exists, other than the members of the Board of Directors.

Borgers & Cutler, CPA, PC resigned on June 3, 2013, as reported in the Company's Current Report on Form 8-K filed on June 4, 2013.

The Company's Board of Directors appointed BF Borgers, CPA PC as the Company's independent registered public accountant on June 5, 2013.

The action to engage new auditors was approved by the Board of Directors. No audit committee exists, other than the members of the Board of Directors.

The audits for the fiscal years ended December 31, 2011 and 2010 and the cumulative period of January 1, 2012 through September 30, 2012, were handled by Ronald Chadwick, PC and through the date of termination, April 15, 2013, no disagreements exist with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement(s).

The Independent Auditor Report by Ronald Chadwick, PC for the fiscal years ended December 31, 2010 and 2011, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern.

Prior to engaging BF Borgers, CPA, PC, the Company had not consulted BF Borgers, CPA, PC regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements or a reportable event, nor did the Company consult with BF Borgers, CPA, regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

J. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
-------------------------------------------------------------

Not applicable.

K. DIRECTORS AND EXECUTIVE OFFICERS
-----------------------------------

    NAME           AGE                  POSITION                          TERM
---------------- -------- -------------------------------------------- ---------

George Harris      63     Chief Executive Officer and Chief Financial
                          Officer and Director                           Annual
Gary Herick        47     Vice President of Finance,
                          Secretary and Director                         Annual
J. David Keller    58     Vice President of Exploration and
                          Development and Director                       Annual
Max Sommer         81     Director                                       Annual
Kevin Blair        50     Director                                       Annual

All current directors of the Company were elected by the shareholders on August 18, 2011. The Company's officers, with the exception of the Chief Executive Officer, were appointed by the Board of Directors on August 18, 2011. Mr. Harris was appointed the Chief Executive Officer on June 28, 2012. With the exception of Mr. Keller, the above officers and directors hold the same positions with South Uintah, Hinto's wholly-owned subsidiary.

GEORGE HARRIS, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER & DIRECTOR

Mr. Harris was appointed the Chief Executive Officer of the Company on June 29, 2012. Mr. Harris also serves as the Chief Financial Officer of South Uintah Gas Properties, Inc. From January 2008 to April 2009, Mr. Harris served as the President and Chief Financial Officer for China Wi-Max Communications, Inc. Mr. Harris served as a Senior Vice President at Falkenberg Capital Corporation, a boutique investment bank to the telecommunications community from March 2006 to January 2008. Mr. Harris' experience includes active roles in several technology startups and in his role at Falkenberg, he worked closely with companies that deliver telecommunications and data services utilizing wired and wireless technologies. Mr. Harris is also the President of Harris Products, Inc. and Integrated Components, Inc., where he developed and managed component manufacturing facilities based in the United States and Southern China. Mr. Harris was formerly the Chief Financial Officer at Farm Credit Banks of St. Louis, Missouri and managed a large financial organization with Lucent Technologies.

Mr. Harris has been a Certified Public Accountant since 1977 in the state of California, where he worked for Arthur Young and Company, and earned a Bachelor of Science degree in Accounting and an MBA from Pepperdine University.

GARY HERICK, VICE PRESIDENT OF FINANCE, SECRETARY & DIRECTOR

Mr. Herick has been a licensed Securities Representative since 1985, involved in different aspects of the business including: IPO's, Retail Accounts, Investment Advisory Accounts, Commodities, Alternative Investments and Venture Capital Funding. From 2001 to 2005, he handled accounts as a Registered Investment Advisor specializing in Alternative Investments and Stock Analysis for managed accounts with Herick Asset Management.

Mr. Herick is currently licensed with Capwest Securities, a FINRA member firm and resides in Edwards, Colorado. He holds a Series 7 and 63 Licenses and is also a Registered Investment Advisor Representative.

He attended the University of Florida from 1981-1985 and holds a Bachelor of Science in marketing.

J. DAVID KELLER, VICE PRESIDENT OF EXPLORATION & DEVELOPMENT & DIRECTOR

Mr. Keller has been the Managing Partner and Exploration and Development Manager of Powderhorn Energy of Boulder, Colorado. Mr. Keller founded Powderhorn Energy in 2009. Powderhorn Energy focuses on oil and gas opportunities in the Rocky Mountain Basins. Mr. Keller is responsible for structuring projects to achieve and surpass industry average profitability, cash flow and, especially, upside potential. From 2006 through May 2009, Mr. Keller was the Chief Geophysicist for TTI Exploration in Boulder, Colorado. While there he was responsible for all geoscience technology for project evaluation, exploration, development and exploitation.

Mr. Keller received his Bachelor of Science in Geoscience from the University of Texas, Dallas in 1980 and his Master of Science in Geophysics from the Colorado School of Mines in 1987.

MAX P. SOMMER, DIRECTOR

Since 1997, Mr. Sommer has served as the President, Rose Run Energy Company, Inc., providing Consulting and Oil and Gas Production activities mostly in the Appalachian Region. Mr. Sommer provided prospects to Oil and Gas Partnership which drilled and participated in 140 wells. Rose Run Energy sold its production in 2009. Mr. Sommer served as a director of Intercontinental Energy Corporation from 1976-1977 and as a director of Gerber Energy Corporation from 1977-1980, both public reporting companies.

Mr. Sommer's received his doctorate degree in Geology-Paleontology in 1955 from the University of Basel, Switzerland.

Mr. Sommer's brings to the Board of Directors fifty-five years of experience in operations and management of geological and geophysical exploration activities for oil, gas and minerals in various countries.

KEVIN BLAIR, DIRECTOR

Mr. Blair has been the Principal and Attorney for General Capital Partners, LLC of Denver, Colorado, since January 2010. There he has complete business development responsibilities including strategic planning, negotiation of agreements, acquisition of properties, supervision of subcontractors, supervision of personnel, and financial reporting. He was a Private Equity Broker at Capwest Securities, Inc. (Denver, Colorado, from January 2007 to
2010), a federally licensed broker dealer specializing in syndications of private debt and equity securities marketed exclusively to high net worth clients for the purpose of acquiring real estate and energy properties. He is an Attorney and Mergers & Acquisitions Intermediary at Merchant Banking Associates, LLC (Denver, Colorado, from January 2000 to December 2006).

Mr. Blair's education is as follows: LLM, University of Denver College of Law, July 2013, Juris Doctorate, University of Denver College of Law, May 1994, Bachelor of Science, Colorado School of Mines, Civil Engineering, May 1989.

His Skills, Licenses and Associations include: Admitted to the Colorado Bar, Series 7 Federal Securities License, Series 63 Federal Securities License, Completed Landman Training Course, Real Estate Broker in Colorado, Minnesota,
Alabama, and Louisiana, Member of the International Business Brokers Association, Certified Business Intermediary and a Member of the Association for Corporate Growth.

Our officers and directors are spending up to 25 hours per week on our business at this time. Mr. Harris, the Company's Chief Executive Officer and Chief Financial Officer, devotes up to 40 hours per week to the Company's business.

CONFLICTS OF INTEREST - GENERAL.

The Company's directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of the Company's business is engaged in business activities outside of its business, the amount of time they devote to our business will be up to approximately 25 hours per week. Mr. Harris, the Company's Chief Executive Officer and Chief Financial Officer, devotes up to 40 hours per week to the Company's business.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in the Company's Articles of Incorporation, Bylaws, or minutes which requires officers and directors of the Company's business to disclose to Hinto business opportunities which come to their attention. The Company's officers and directors do, however, have a fiduciary duty of loyalty to Hinto to disclose to it any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. The Company has no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

PROJECTED STAFF

STAFFING

Currently, we have no employees aside from the Chief Executive Officer/Chief Financial Officer, George Harris. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

L. EXECUTIVE AND DIRECTORS COMPENSATION
---------------------------------------

                                  COMPENSATION

The following table sets forth the compensation paid to officers and board members during the fiscal years ended December 31, 2012, 2011 and 2010. The table sets forth this information for Hinto Energy, Inc. including salary, bonus, and certain other compensation to the Board members and named executive officers for the past three fiscal years.

The compensation paid to Messrs. Harris, Herick and Keller was paid by South Uintah, the Company's majority shareholder, at the time.
















                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)


                                              SUMMARY EXECUTIVES COMPENSATION TABLE



                                                                            Non-equity  Non-qualified
                                                                            incentive     deferred        All
                                                          Stock     Option     plan     compensation     other
                                    Salary     Bonus      awards    awards compensation   earnings    compensation  Total
    Name & Position        Year      ($)        ($)        ($)       ($)        ($)          ($)          ($)        ($)
------------------------- ------- ----------- --------- --------- --------- ----------- ------------- ---------- -----------
George Harris, CEO          2012     127,000         0         0         0           0             0          0     127,000
& CFO (1)                   2011      60,000         0        55         0           0             0          0      60,055

Gary Herick, VP of          2012     140,000         0         0         0           0             0          0     140,000
Finance & Secretary         2011      85,000         0       200         0           0             0          0      85,200
(2)

J. David Keller, VP of      2012      77,613         0         0         0           0             0          0      77,613
Exploration &               2011      55,000         0        52         0           0             0          0      55,052
Development (3)

Roy C. Smith,               2011           0         0         0         0           0             0          0           0
President (4)               2010           0         0         0         0           0             0          0           0
-------------------------

     (1) Mr. Harris was appointed the Chief Financial Officer on August 18, 2011 and the Chief Executive Officer on June 29, 2012. He serves in the same capacity for South Uintah. Mr. Harris salary was paid pursuant to a consulting agreement with and by South Uintah. During the year ended December 31, 2011, Mr. Harris was issued 550,000 shares of the common stock of South Uintah, prior to the merger for his services as an officer and director of South Uintah. The shares had a value of $55, or $0.0001 (par value) as part of the merger, the shares were exchanged for an equal number of shares of Hinto's common stock. Mr. Harris was also issued warrants to purchase 550,000 shares of common stock of South Uintah prior to the merger, which have been exchanged for warrants to purchase Hinto's common stock at the same terms. The warrants are subject to vesting terms and have a term of 3 years. Warrants for 350,000 shares have an exercise price of $1.00 per share and warrants for 200,000 shares have an exercise price of $3.00 per share.
     (2) Mr. Herick was appointed the Vice President of Finance and the Secretary of the Company on August 2011. He serves in the same capacity for South Uintah. Mr. Herick salary was paid pursuant to a consulting agreement with and by South Uintah. During the year ended December 31, 2011, Mr. Herick was issued 2,000,000 shares of common stock of South Uintah, prior to the merger for his services and as founder of South Uintah. The shares had a value of $200, or $0.0001 (par value) as part of the merger, the shares were exchanged for an equal number of shares of Hinto. During the year ended December 31, 2011, Arrowhead Consulting, LLC, which Mr. Herick has control of, was issued a warrant to purchase an additional 1,000,000 shares of common stock, which have been exchanged for warrants to purchase Hinto's common stock at the same terms. The warrant is subject to vesting terms and has a term of 3 years. The Warrant has an exercise price of $2.00 per share.
     (3) Mr. J. David Keller was appointed the Vice President of Exploration and Development on August 18, 2011. Mr. Keller holds the same position with South Uintah. During the year ended December 31, 2011, Mr. Keller was issued 525,000 shares of the common stock of South Uintah, prior to the merger for his services as an officer and director of South Uintah. The shares had a value of $52.50, or $0.0001 (par value) as part of the merger, the shares were exchanged for an equal number of shares of Hinto's common stock. During the year ended December 31, 2011, Mr. Keller was also issued warrants to purchase 525,000 shares of common stock of South Uintah prior to the merger, which have been exchanged for warrants to purchase Hinto's common stock at the same terms. The warrants are subject to vesting terms and have a term of 3 years. Warrants for 325,000 shares have an exercise price of $1.00 per share and warrants for 200,000 shares have an exercise price of $3.00 per share.

     (4)  Mr. Smith resigned as an officer of the Company on August 18, 2011.


                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

In August, 2011, the Board of Directors and the stockholders of Hinto approved the 2011 Hinto Energy, Inc.'s Stock Option Award and Incentive Plan ("the 2011 Plan.") There are 2,000,000 shares of the Company's common stock reserved under the 2011 Plan. During the years ended December 31, 2012 and 2011, no options were issued under the 2011 Plan.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the Chief Executive Officer, Chief Financial and the Company's most highly compensated executive officers for the fiscal year ended December 31, 2012 (the "Named Executive Officers"):

                                       Option Awards                                      Stock awards
                --------------------------------------------------------- ---------------------------------------------
                                                                                                              Equity
                                                                                                            incentive
                                                                                                   Equity     plan
                                                                                                  incentive   awards:
                                                                                                    plan      Market
                                                                                                   awards:      or
                                             Equity                                                Number     payout
                                            incentive                                                of      value of
                                              plan                                                unearned   unearned
                                             awards:                                   Market      shares,    shares,
                 Number of                  Number of                     Number of   value of    units or   units or
                securities    Number of    securities                     shares or   shares of    other      others
                underlying    securities   underlying                     units of    units of     rights     rights
                unexercised   underlying   unexercised  Option   Option     stock       stock       that       that
                  options    unexercised    unearned    exercise expira-  that have   that have   have not   have not
                    (#)      options (#)     options     price    tion    not vested  not vested   vested      vested
     Name       exercisable  unexercisable     (#)        ($)     date       (#)         ($)         (#)        ($)
--------------- ------------ ------------- ------------ -------- -------- ----------- ----------- ---------- ----------
George               0            0             0          0        0         0           0           0          0
Harris,  CEO
& CFO (1)

Gary Herick,
VP of Finance
(2)                  0            0             0          0        0      666,667     200,000        0          0

J. David
Keller, VP of
Exploration &
Development          0            0             0          0        0         0           0           0          0
(3)
---------------

     (1) During the year ended December 31, 2011, Mr. Harris was issued warrants to purchase 550,000 shares of common stock of South Uintah prior to the merger, which have been exchanged for warrants to purchase Hinto's common stock at the same terms. The warrants have a term of 3 years. Warrants for 350,000 shares have an exercise price of $1.00 per share and warrants for 200,000 shares have an exercise price of $3.00 per share. At December 31, 2012, all of the shares underlying the warrants have vested.
     (2) During the year ended December 31, 2011, Arrowhead Consulting, LLC, which Mr. Herick has control of, was issued a warrant to purchase an additional 1,000,000 shares of common stock, which have been exchanged for warrants to purchase Hinto's common stock at the same terms. The warrant is subject to vesting terms and has a term of 3 years. The Warrant has an exercise price of $2.00 per share. During the year ended December 31, 2012, 333,333 shares under the warrant were vested. The market value of the shares underlying the warrant is based upon a closing market price of $0.30 per share.

     (3) During the year ended December 31, 2011, Mr. Keller was issued warrants to purchase 525,000 shares of common stock of South Uintah prior to the merger, which have been exchanged for warrants to purchase Hinto's common stock at the same terms. The warrants have a term of 3 years. Warrants for 325,000 shares have an exercise price of $1.00 per share and warrants for 200,000 shares have an exercise price of $3.00 per share. During the year ended December 31, 2012, the warrants vested in full.

                              DIRECTOR COMPENSATION

All of the Company's officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The Company does not pay any Directors fees for meeting attendance.

The following table sets forth certain information concerning compensation paid to the Company's directors during the year ended December 31, 2012:

                    Fees                                                     Non-qualified
                  earned or                                                    deferred
                   paid in                                  Non-equity       compensation
                    cash         Stock        Option      incentive plan       earnings          All other         Total
     Name            ($)      awards ($)    awards ($)   compensation ($)         ($)         compensation ($)      ($)
---------------- ------------ ------------ ------------- ----------------- ------------------ ----------------- ------------
George              $127,000        $ -0-         $ -0-             $ -0-              $ -0-             $ -0-     $127,000
Harris (1)

Gary                $140,000        $ -0-         $ -0-             $ -0-              $ -0-             $ -0-     $140,000
Herick (1)

J. David             $77,613        $ -0-         $ -0-             $ -0-              $ -0-             $ -0-      $77,613
Keller  (1)

Kevin                 $2,000        $ -0-         $ -0-             $ -0-              $ -0-             $ -0-       $2,032
Blair  (1)

Max                  $27,500        $ -0-         $ -0-             $ -0-              $ -0-             $ -0-      $27,500
Sommer (1)
----------------

     (1) Messrs. Harris, Herick, and Keller's compensation discussed in the table above and in this footnote were paid for their services as officers of the Company as discussed in the Executive Compensation table.

CONSULTING AGREEMENTS WITH OFFICERS AND DIRECTORS OF SOUTH UINTAH

Messrs. George Harris, Gary Herick, Kevin Blair, J. David Keller and Max Sommer have entered into Consulting Agreements with South Uintah for their services. They do not have any such Agreements with Hinto.

Mr. Harris has entered into a Consulting Agreement on June 1, 2011 with South Uintah to provide services to South Uintah as a director and Chief Financial Officer. The Consulting Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Consulting Agreement provides for Mr. Harris to receive a minimum $5,000 per month beginning April 15, 2011 to perform such services. In July 2011, the amount was increased to $10,000 per month and in May 2013 it was increased to $15,000 per month. In addition, Mr. Harris was issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the

Consulting Agreement has not been terminated and rather runs on a month to month basis.

Mr. Herick has entered into a Consulting Agreement on April 15, 2011 with South Uintah to provide services to South Uintah as a director and secretary. The Consulting Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Consulting Agreement provides for Mr. Herick to receive $10,000 per month beginning July 1, 2011 to perform such services. In addition, Mr. Herick was issued a warrant exercisable for 1,000,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the Consulting Agreement has not been terminated and rather runs on a month to month basis.

Mr. Kevin Blair has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 100,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the Consulting Agreement has not been terminated and rather runs on a month to month basis.

Mr. J. David Keller has entered into a Corporate Advisor/Consulting Agreement on August 4, 2011 with South Uintah to provide services as a director and the Vice President Exploration and Development to South Uintah. The Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Agreement provides for a cash retainer of $5,000 for the month of July 2011 and then $10,000 for each month thereafter. The Agreement provides for Mr. Keller to be issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. Mr. Keller became an employee of South Uintah on December 16, 2011, with a monthly base salary of $10,000.

Mr. Max Sommer has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 200,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. In July 2012, Mr. Sommer started to receive $5,000 per month for his services. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the Consulting Agreement has not been terminated and rather runs on a month to month basis.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF JULY 15, 2013
--------------------------------------------------------------------------------

The following table sets forth information with respect to the beneficial ownership of Hinto's outstanding common stock by:

     o each person who is known by Hinto to be the beneficial owner of five percent (5%) or more of Hinto common stock;
     o Hinto Chief Executive Officer and financial officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and
     o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company's common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of Hinto`s common stock that we believe was beneficially owned by each person or entity as of July 15, 2013.

                                                  AMOUNT AND      AMOUNT AND
                                                  NATURE OF        NATURE OF      TOTAL NUMBER     PERCENT OF
                                                  BENEFICIAL      BENEFICIAL       OF SHARES      COMMON STOCK
                                                    OWNER        OWNER VESTED     BENEFICIALLY     ISSUED AND
    NAME AND ADDRESS OF BENEFICIAL OWNER *      COMMON STOCK*      WARRANTS           HELD       OUTSTANDING (1)
----------------------------------------------- --------------- ---------------- --------------- ----------------
George Harris, Chief Executive Officer,                550,000          550,000       1,100,000            2.73%
Chief Financial Officer and Director (2)

Gary Herick, VP of Finance,                          1,210,000          333,333       1,543,333            6.00%
Secretary & Director (3)

J. David Keller, VP of Exploration &                   525,000          525,000       1,050,000            2.60%
Development & Director (4)

Kevin Blair, Director (5)                              325,000          325,000         650,000            1.61%

Max Sommer, Director (6)                               200,000          200,000         400,000            0.99%

Michael A. Littman (7)                               1,616,618          333,333       1,949,951            8.02%

----------------------------------------------- --------------- ---------------- --------------- ----------------
All Directors and Executive Officers as              2,810,000        1,933,333       4,743,333           13.95%
a Group (5 persons)                             --------------- ---------------- --------------- ----------------

     * The Address for the above individuals and entities is c/o 7609 Ralston Road, Arvada, Colorado 80002.

     (1)  Based upon 20,133,769 shares of issued and outstanding common stock.
     (2) Mr. Harris holds 550,000 shares of common stock and warrants to purchase an additional 550,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 350,000 shares have an exercise price of $1.00 per share and the remaining 200,000 shares have an exercise price of $3.00 per share.

     (3) Mr. Herick has direct ownership of 50,000 shares and indirect ownership of 1,160,000 shares of common stock. Arrowhead Consulting, LLC, which Mr. Herick has voting control of holds 660,000 shares of common stock and a warrant to purchase an additional 1,000,000 shares of common stock. The warrant has an exercise price of $2.00 per share and will expire in July 2016. The warrant vests at a rate of 1/3 per year throughout the term of the warrant and will expire 2 years after vesting. Mr. Herick has beneficial ownership of 500,000 shares of common stock through his wife's ownership of Whitemoon Energy, LLC which holds the shares.
     (4) Mr. Keller holds 525,000 shares of common stock and warrants to purchase an additional 525,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 325,000 shares have an exercise price $1.00 per share and the remaining 200,000 shares have a $3.00 per share.
     (5) Mr. Blair holds 325,000 shares of common stock and warrants to purchase an additional 325,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 225,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
     (6) Mr. Sommer holds 200,000 shares of common stock and warrants to purchase an additional 200,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 100,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
     (7) Mr. Littman holds 216,618 shares of common stock directly and 500,000 shares of common stock indirectly through his wife. Mr. Littman holds a warrant exercisable for 1,000,000 shares of common stock. The warrant is subject to vesting terms. Mr. Littman has the ability to vote the 900,000 shares held by the M.A. Littman Pension Plan.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

N. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS
-----------------------------------------------------------------------------

Other than the stock transactions discussed below, the Company has not entered into any transaction nor is there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

CHANGE OF CONTROL

On July 11, 2011, prior to entering into the Share Exchange Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Share Exchange Agreement, South Uintah has agreed to return the remaining 2,700,000 shares of common stock to the Company. We have retired such shares to treasury, concurrent with the transaction.

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, we entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. On January 23, 2012, we entered into an Amended Share Exchange Agreement. Pursuant to the Amended Share Exchange Agreement, we agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis. As a result, South Uintah became a wholly-owned subsidiary of the Company.

At the time of the acquisition, Mr. George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah. Mr. David Keller, a director of Hinto was also a shareholder of South Uintah. As such, they were issued shares of the Company's common stock under the Amended Share Exchange Agreement.

CONSULTING AGREEMENTS WITH OFFICERS AND DIRECTORS

Messrs. George Harris, Gary Herick, Kevin Blair, David Keller and Max Sommer have entered into Consulting Agreements with South Uintah for their services.

Mr. Herick has entered into a Consulting Agreement on April 15, 2011 with South Uintah to provide services to South Uintah as a director and secretary. The Consulting Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Consulting Agreement provides for Mr. Herick to receive $10,000 per month beginning April 15, 2011 to perform such services. In addition, Mr. Herick was issued a warrant exercisable for 1,000,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the Consulting Agreement has not been terminated and rather runs on a month to month basis.

Mr. Harris has entered into a Consulting Agreement on June 1, 2011 with South Uintah to provide services to South Uintah as a director and Chief Financial Officer. The Consulting Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Consulting Agreement provides for Mr. Harris to receive a minimum $5,000 per month beginning July 1, 2011 to perform such services. In July 2011, the amount was increased to $10,000 per month and in May 2013 it was increased to $15,000 per month. In addition, Mr. Harris was issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the Consulting Agreement has not been terminated and rather runs on a month to month basis.

Mr. Kevin Blair has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 100,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the Consulting Agreement has not been terminated and rather runs on a month to month basis.

Mr. J. David Keller has entered into a Corporate Advisor/Consulting Agreement on August 4, 2011 with South Uintah to provide services as a director and the Vice President Exploration and Development to South Uintah. The Agreement has a term of 1 year unless terminated with a30 days notice by either party. The Agreement provides for a cash retainer of $5,000 for the month of July 2011 and then $10,000 for each month thereafter. The Agreement provides for Mr. Keller to be issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. Mr. Keller became an employee of the Company on December 16, 2011 with a monthly base salary of $10,000.

Mr. Max Sommer has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with a 30 days notice by either party. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 200,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. In July 2012, Mr. Sommer started to receive $5,000 per month for his services. During the year ended December 31, 2012, the Consulting Agreement's term ran out, the

Consulting Agreement has not been terminated and rather runs on a month to month basis.

EQUITY ISSUANCES TO OFFICERS AND DIRECTORS

Mr. George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah, as such they were issued common shares of South Uintah and warrants exercisable into common shares of South Uintah. Mr. David Keller, a director of Hinto was issued shares of South Uintah in connection with services offered to South Uintah. As a result, they were issued shares of Hinto pursuant to the Amended Share Exchange Agreement, after the January 23, 2012 merger of South Uintah and Hinto.

The tables below show the number of common shares and/or warrants issued by the companies to these individuals.

                                                                  COMMON STOCK
                           -------------------------------------------------------------------------------------------
                            Number of South Uintah Shares Issued            Number of Shares of Hinto Issued
George Harris                              550,000                                       550,000
Gary Herick (2)                           2,000,000                                     1,640,000
Max Sommer                                 200,000                                       200,000
Kevin Blair                                325,000                                       325,000
David Keller                               525,000                                       525,000

                                                                    WARRANTS
                           -------------------------------------------------------------------------------------------
                              Number of South Uintah Warrants Issued          Number of Warrants of Hinto Issued
George Harris (1)                             550,000                                       550,000
Gary Herick (2)                              1,000,000                                     1,000,000
Max Sommer (3)                                200,000                                       300,000
Kevin Blair (4)                               325,000                                       325,000
David Keller (5)                              525,000                                       525,000
--------------------------

     (1) Mr. Harris holds warrants to purchase 550,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 350,000 shares have an exercise price of $1.00 per share and the remaining 200,000 shares have an exercise price of $3.00 per share.
     (2) Mr. Herick has direct ownership of 250,000 shares and indirect ownership of 1,390,000 shares of common stock. Arrowhead Consulting, LLC, which Mr. Herick has voting control of holds 700,000 shares of common stock and a warrant to purchase an additional 1,000,000 shares of common stock. The warrant has an exercise price of $2.00 per share and will expire in July 2016. The warrant vests at a rate of 1/3 per year throughout the term of the warrant and will expire 2 years after vesting. Mr. Herick has beneficial ownership of 690,000 shares of common stock through his wife's ownership of Whitemoon Energy, LLC which holds the shares.
     (3) Mr. Sommer holds warrants to purchase 200,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 100,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
     (4) Mr. Blair holds warrants to purchase 325,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 225,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
     (5) Mr. Keller holds warrants to purchase 525,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 325,000 shares have an exercise price $1.00 per share and the remaining 200,000 shares have a $3.00 per share.

OTHER

During the year ended December 31, 2012, Mr. Littman, an affiliate of the Company was issued 191,618 shares of the Company's restricted common stock in settlement of outstanding legal fees of $95,617. Mr. Littman has an Engagement Agreement with South Uintah to provide legal services. The Agreement was entered into on May 1, 2011 and has a term of 1 year unless terminated prior to that date. The Engagement Agreement provides for Mr. Littman to receive a monthly retainer of $10,000 and the issuance of a warrant exercisable for 1,000,000 shares. The warrant was issued in December 31, 2011. The warrant has an exercise price of $2.00 per share and will expire in July 2016. The warrant vests at a rate of 1/3 per year throughout the term of the warrant and will expire 2 years after vesting. The Agreement continues on a month to month basis.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

ITEM 11A. MATERIAL CHANGES
--------------------------

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
----------------------------------------------------------

--------- --------------------------------------------------------- ---------------------
NUMBER    DESCRIPTION
3.1       Articles of Incorporation of Hinto Energy, Inc.           (1)
3.2       Bylaws of Garner Investments, Inc. now known as Hinto     (1)
          Energy, Inc.
3.3       Amendment to Articles of Incorporation of Hinto Energy,   (7)
          Inc.
3.4       Articles of Incorporation of South Uintah Gas             (8)
          Properties, Inc.
3.5       Amendment to Articles of Incorporation of South Uintah    (8)
          Gas Properties, Inc.
3.6       Bylaws of South Uintah Gas Properties, Inc.               (8)
4.1       Form of Vesting Warrants                                  (11)
4.2       Form of $0.50 Warrants                                    (11)
5.1       Opinion re: Legality                                      Filed Herewith
10.1      Farmout Agreement                                         (2)
10.2      Extension to Farmout Agreement                            (2)
10.3      Extension to Farmout Agreement - 2009                     (3)
10.4      Extension to Farmout Agreement - 2010                     (4)
10.5      Share Purchase Agreement                                  (5)
10.6      Share Acquisition and Exchange Agreement                  (6)
10.7      Amended Share Exchange and Acquisition Agreement, dated   (8)
          January 23, 2012
10.8      Sale and Purchase Agreement, dated November 2, 2011       (11)
10.9      Amendment to Sale and Purchase Agreement, dated April     (9)
          19, 2012
10.10     Asset and Purchase Agreement, dated May 9, 2012           (10)
10.11     Consulting Agreement with George Harris                   (11)
          Acquisition and Purchase  Agreement with Pride Ventures,
          (12) LLC and James Woolsey, dated June 4, 2013
10.12     Sale and Purchase Agreement with S & L Energy, Inc.,      (13)
          dated June 14, 2013
10.13     Sale and Purchase Agreement with Jake Oil, LLC, dated     (14)
          June 14, 2013
23.1      Consent of Attorney                                       Filed Herewith
23.2      Consent of Accountant                                     Filed Herewith
101.INS   XBRL Instance Document                                    Filed Herewith (15)
101.SCH   XBRL Taxonomy Extension Schema Document                   Filed Herewith (15)

                                      -54-

101.CAL   XBRL Taxonomy Extension Calculation Linkbase Document     Filed Herewith (15)
101.DEF   XBRL Taxonomy Extension Definition Linkbase Document      Filed Herewith (15)
101.LAB   XBRL Taxonomy Extension Label Linkbase Document           Filed Herewith (15)
101.PRE   XBRL Taxonomy Extension Presentation Linkbase Document    Filed Herewith (15)
--------- --------------------------------------------------------- ---------------------

(1)Incorporated by reference from the exhibits included in the Company's SB-2 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated November 13, 2007.

(2)Incorporated by reference from the exhibits included in the Company's second Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 23, 2008.

(3)Incorporated by reference from the exhibits included in the Company's fifth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated December 2, 2009.

(4)Incorporated by reference from the exhibits included in the Company's sixth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 27, 2011.

(5)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated July 12, 2011.

(6)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated August 5, 2011.

(7)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated August 17, 2011.

(8)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated January 23, 2012.

(9)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated May 3, 2012.

(10)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated June 1, 2012.

(11)Incorporated by reference from the exhibits included in the Company's Form S-1 filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated July 3, 2012.

(12)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), filed June 20, 2013.

(13)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), filed June 19, 2013.

(14)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), filed June 18, 2013.

(15)Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

The Wyoming Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Wyoming Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Wyoming Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Wyoming Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Wyoming Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Wyoming Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

We have expended, or will expend fees in relation to this registration statement as detailed below:

================================================================= =============
                  EXPENDITURE ITEM                                      AMOUNT
----------------------------------------------------------------- -------------
Attorney Fees                                                          $13,000
----------------------------------------------------------------- -------------
Audit Fees                                                              $7,500
----------------------------------------------------------------- -------------
Transfer Agent Fees                                                     $2,000
----------------------------------------------------------------- -------------
SEC Registration and Blue Sky Registration fees (estimated)             $1,000
----------------------------------------------------------------- -------------
Printing Costs and Miscellaneous Expenses (estimated)                   $1,500
                                                                        ------
----------------------------------------------------------------- -------------
TOTAL                                                                  $25,000
================================================================= =============

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

Our officers and directors are indemnified as provided by the Wyoming Revised Statutes and the bylaws.

Under the Wyoming Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Wyoming law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

During the period of October 1, 2011 through July 15, 2013, we have made the following unregistered sales or issuances of securities.

  DATE OF SALE       TITLE OF SECURITIES     NO. OF SHARES           CONSIDERATION            CLASS OF PURCHASER
------------------ ------------------------ ---------------- ------------------------------- ---------------------
    10/1/2011           Common Shares           420,000                 $210,000             Business Associates
     through
   12/31/2011
                                                                 Shares of South Uintah
                                                             pursuant to the Amended Share     Shareholders of
     1/23/12            Common Shares         11,446,931        Exchange and Acquisition       South Uintah Gas
                                                                       Agreement                  Properties

                                                                Warrants of South Uintah
                                                             pursuant to the Amended Share    Warrant holders of
     1/23/12              Warrants             2,000,000         Exchange and Acquisition       South Uintah Gas
                                                                       Agreement                  Properties

                                                                                              Warrant holders of
                                                                Warrants of South Uintah       South Uintah Gas
     1/23/12              Warrants             4,700,000     pursuant to the Amended Share        Properties
                                                                Exchange and Acquisition        (Directors and
                                                                       Agreement                  Officers)

     2/29/12            Common Shares           69,000                  Services              Business Associate

     3/31/12            Common Shares           410,000                 $205,000              Business Associate

April 2012 - May        Common Shares           55,000                  Services              Business Associate
      2012

    May 2012            Common Shares           205,000                 $102,500              Business Associate

    May 2012            Common Shares           25,000                  Interest              Business Associate

    May 2012       Convertible Promissory          -                    $25,000               Business Associate
                            Note

    June 2012           Common Shares           191,618           Outstanding Invoices             Business
                                                                                             Associate/Affiliate

    10/1/2011           Common Shares          1,035,000                $517,500             Business Associates
 through 6/27/12

 September 2012         Common Shares           50,724         Conversion of Convertible      Business Associate
                                                                    Promissory Note

 September 2012         Common Shares           100,000                 $50,000               Business Associate

                                      -58-

 September 2012         Common Shares           23,250            Consulting Services         Business Associate

  December 2012         Common Shares           200,000                 $100,000              Business Associate

  December 2012         Common Shares           10,000            Consulting Services         Business Associate

  December 2012         Common Shares           50,000                  Interest              Business Associate

  December 2012         Common Shares          1,400,000         Litigation Settlement        Business Associate

  December 2012           Warrants              800,000          Litigation Settlement        Business Associate

  December 2012    Subscription Agreement       500,000                 $250,000              Business Associate

  January 2013          Common Shares           850,000                 $425,000              Business Associate
through February
      2013

  February 2013         Common Shares           10,000                  Services              Business Associate

   March 2013           Common Shares           50,000                  Interest              Business Associate

   April 2013           Common Shares           790,000                 $395,000              Business Associate

   April 2013           Common Shares           60,000              Warrant Exercise            Warrant Holder

   April 2013           Common Shares           25,000             Investor Services          Business Associate

   April 2013      Convertible Promissory         --                    $75,000              Business Associates
                            Notes

    May 2013            Common Shares           336,000             Warrant Exercise           Warrant Holders

    June 2013           Common Shares           50,000           Oil and Gas Prospects        Business Associate

    June 2013           Common Shares           62,242           Oil and Gas Prospects        Business Associate

    July 2013           Common Shares          1,604,000            Warrant Exercise           Warrant Holders

EXEMPTION FROM REGISTRATION CLAIMED

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to the Company and its management, through pre-existing business relationships, as long standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
--------- --------------------------------------------------------- ---------------------
NUMBER    DESCRIPTION
3.1       Articles of Incorporation of Hinto Energy, Inc.           (1)
3.2       Bylaws of Garner Investments, Inc. now known as Hinto     (1)
          Energy, Inc.
3.3       Amendment to Articles of Incorporation of Hinto Energy,   (7)
          Inc.
3.4       Articles of Incorporation of South Uintah Gas             (8)
          Properties, Inc.
3.5       Amendment to Articles of Incorporation of South Uintah    (8)
          Gas Properties, Inc.
3.6       Bylaws of South Uintah Gas Properties, Inc.               (8)
4.1       Form of Vesting Warrants                                  (11)
4.2       Form of $0.50 Warrants                                    (11)
5.1       Opinion re: Legality                                      Filed Herewith
10.1      Farmout Agreement                                         (2)
10.2      Extension to Farmout Agreement                            (2)
10.3      Extension to Farmout Agreement - 2009                     (3)
10.4      Extension to Farmout Agreement - 2010                     (4)
10.5      Share Purchase Agreement                                  (5)
10.6      Share Acquisition and Exchange Agreement                  (6)
10.7      Amended Share Exchange and Acquisition Agreement, dated   (8)
          January 23, 2012
10.8      Sale and Purchase Agreement, dated November 2, 2011       (11)
10.9      Amendment to Sale and Purchase Agreement, dated April     (9)
          19, 2012
10.10     Asset and Purchase Agreement, dated May 9, 2012           (10)
10.11     Consulting Agreement with George Harris                   (11)
          Acquisition and Purchase  Agreement with Pride Ventures,
          (12) LLC and James Woolsey, dated June 4, 2013
10.12     Sale and Purchase Agreement with S & L Energy, Inc.,      (13)
          dated June 14, 2013
10.13     Sale and Purchase Agreement with Jake Oil, LLC, dated     (14)
          June 14, 2013
23.1      Consent of Attorney                                       Filed Herewith
23.2      Consent of Accountant                                     Filed Herewith
101.INS   XBRL Instance Document                                    Filed Herewith (15)
101.SCH   XBRL Taxonomy Extension Schema Document                   Filed Herewith (15)
101.CAL   XBRL Taxonomy Extension Calculation Linkbase Document     Filed Herewith (15)
101.DEF   XBRL Taxonomy Extension Definition Linkbase Document      Filed Herewith (15)

                                      -60-

101.LAB   XBRL Taxonomy Extension Label Linkbase Document           Filed Herewith (15)
101.PRE   XBRL Taxonomy Extension Presentation Linkbase Document    Filed Herewith (15)
--------- --------------------------------------------------------- ---------------------

(1)Incorporated by reference from the exhibits included in the Company's SB-2 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated November 13, 2007.

(2)Incorporated by reference from the exhibits included in the Company's second Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 23, 2008.

(3)Incorporated by reference from the exhibits included in the Company's fifth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated December 2, 2009.

(4)Incorporated by reference from the exhibits included in the Company's sixth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 27, 2011.

(5)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated July 12, 2011.

(6)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated August 5, 2011.

(7)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated August 17, 2011.

(8)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated January 23, 2012.

(9)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated May 3, 2012.

(10)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated June 1, 2012.

(11)Incorporated by reference from the exhibits included in the Company's Form S-1 filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated July 3, 2012.

(12)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), filed June 20, 2013.

(13)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), filed June 19, 2013.

(14)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), filed June 18, 2013.

(15)Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

ITEM 17. UNDERTAKINGS
---------------------

We hereby undertake the following:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Arvada, State of Colorado, on July 17, 2013.

                               HINTO ENERGY, INC.


/s/ George Harris                                                July 17, 2013
-------------------------------------------------------------
George Harris
(Chief Executive Officer and Chief Financial
Officer/Principal Accounting Officer and Principal
Executive Officer)



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ George Harris                                                July 17, 2013
------------------------------------------------------------
George Harris, Director


/s/ Gary Herick                                                  July 17, 2013
------------------------------------------------------------
Gary Herick, Director


/s/ J. David Keller                                              July 17, 2013
------------------------------------------------------------
J. David Keller, Director


/s/ Kevin Blair                                                  July 17, 2013
------------------------------------------------------------
Kevin Blair, Director